UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

LIQUIDITY Services, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

Fellow Stockholders:

We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on Thursday, February 27, 2025, at 11:30 a.m., Eastern Time, at the offices of Liquidity Services, Inc. at 6931 Arlington Road, Suite 460, Bethesda, MD 20814.

Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in our proxy statement for this meeting.

This year, we are taking advantage of Securities and Exchange Commission rules allowing us to furnish proxy materials to stockholders over the Internet. We believe that these rules provide you with access to our proxy materials more quickly and reduce the environmental impact of printing and mailing the materials to you. Accordingly, we are mailing to stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access and review our proxy materials, as well as instructions on how to vote online or by telephone. If you would like to receive a paper copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you received a paper copy of a proxy or voting instruction card by mail, by signing, dating, and mailing the proxy card promptly in the return envelope. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person.

Thank you for your ongoing support and continued interest in Liquidity Services, Inc.

Sincerely,
WILLIAM P. ANGRICK, III Chairman and Chief Executive Officer

notice of annual meeting of liquidity services, INC. STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be Held on February 27, 2025: This Notice of Annual Meeting of Stockholders and Proxy Statement, Annual Report and Other Proxy Materials are Available at www.envisionreports.com/LQDT.

Time and Date	11:30 a.m., Eastern Time, on February 27, 2025.
Place	The offices of Liquidity Services, Inc., 6931 Arlington Road, Suite 460, Bethesda, MD 20814.
Notice Regarding the Availability of Proxy Materials

This proxy statement and our 2024 Annual Report are available free of charge on the following website: www.envisionreports.com/LQDT. You will need to reference the control number found on your proxy card or Notice of Internet Availability of Proxy Materials to vote.

We will make the Notice of Internet Availability of Proxy Materials available to stockholders on or about January 24, 2025. On or about the same date, we will begin mailing paper copies of our proxy materials to stockholders who have requested them.

Items of Business
•
Elect each of the Class I directors named in the proxy statement to the Board of Directors to hold office until our 2028 Annual Meeting of Stockholders or until his, her or their successor has been elected or appointed;
•
Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2025;
•
Approve an advisory resolution on named executive officer compensation; and
•
Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date

You are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on January 2, 2025 (the “Record Date”).

Annual Meeting Admission

You will need an admission ticket or proof of ownership of shares of our stock to enter the Annual Meeting. If your shares are held beneficially in the name of a broker, bank or other nominee and you plan to attend the Annual Meeting, you must present proof of your beneficial ownership of our stock, such as a bank or brokerage account statement, as of the close of business on the Record Date to be admitted to the Annual Meeting. If you would rather have an admission ticket, you may obtain one in advance by mailing a written request, along with proof of your beneficial ownership of our stock as of the close of business on the Record Date, to: Liquidity Services, Inc., 6931 Arlington Road, Suite 460, Bethesda, MD 20814, Attention: Corporate Secretary. All stockholders also must present a form of personal identification to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

notice of annual meeting of liquidity services, INC. STOCKHOLDERS

Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read our proxy statement and submit your proxy or voting instruction card as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre‑addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers” beginning on page 2 of the proxy statement and the instructions on the proxy or voting instruction card. You may revoke a proxy before its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement. Any stockholder attending the Annual Meeting may personally vote on all matters considered, in which event the signed proxy will be revoked.

By Order of the Board of Directors,
/s/ Mark A. Shaffer MARK A. SHAFFER Chief Legal Officer and Corporate Secretary

PROXY STATEMENT SUMMARY

Proposals Requiring Your Vote	Board’s Voting Recommendation	Page Reference (for more detail)
Proposal 1 – ELECTION OF CLASS I DIRECTORS	FOR each director nominee	30
Proposal 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR	39
Proposal 3 – APPROVAL OF AN ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION	FOR	41

Questions and Answers

Q.	Why did I receive a Notice of Internet Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be held on February 27, 2025 (the “Notice”)?
A.

You received the Notice, which provides you with instructions to access our proxy materials and how to vote your shares of Company common stock, because our records indicate you held shares of our common stock as of the close of business on January 2, 2025 (the “Record Date”), which entitles you to vote at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of such meeting. Our proxy materials are part of a solicitation of proxies by the Board of Directors for voting at the Annual Meeting. If you would prefer to attend the Annual Meeting in person, you are invited to do so.

Unless the context otherwise requires, the terms “us,” “we,” “our” and the “Company” include Liquidity Services, Inc. and its consolidated subsidiaries. The terms “Board of Directors” and “Board” mean the Board of Directors of the Company.

Q.	Can I request paper copies of the proxy materials for the Annual Meeting?
A.	Yes. If you would like to receive a paper copy of our proxy materials, please follow the instructions for requesting those materials included in the Notice.
Q.	When and where is the Annual Meeting?
A.	The Annual Meeting will take place on Thursday, February 27, 2025 at 11:30 a.m., Eastern Time, at our corporate headquarters located at 6931 Arlington Road, Suite 460, Bethesda, Maryland 20814.
Q.	When were the proxy materials made available?
A.	The Notice, our 2025 proxy statement, proxy card and voting instructions and our 2024 Annual Report are first being mailed and made available to our stockholders on or about January 24, 2025.
Q.	Who may vote at the Annual Meeting?
A.

All holders of common stock of the Company as of the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 30,834,934 shares of common stock outstanding and entitled to vote.

All stockholders entitled to vote will vote together as a single class on each matter properly brought before the Annual Meeting.

Q.	What shares can I vote?
A.

You can vote all shares of the Company’s common stock you owned on the Record Date, including shares you hold as the stockholder of record and shares you hold as a beneficial owner.

Each outstanding share of the Company’s common stock entitles its holder to cast one vote on each director nominee and one vote on each other matter to be voted upon.

QUESTIONS AND ANSWERS

Q.	What is the difference between holding shares as the stockholder of record and as the beneficial owner?
A.

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares. If you are a stockholder of record, a Notice has been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. Access to these proxy materials and our 2024 Annual Report was provided to you by your bank, broker or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you may direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting.

Q.	What do I need to bring to the Annual Meeting?
A.

You must bring these two items with you to enter the Annual Meeting:

(1)
Your admission ticket or proof of beneficial ownership of our stock, and
(2)
Photo identification, such as a driver’s license or passport.

Q.	Where is my admission ticket?
A.

If you are a stockholder of record, your admission ticket will be mailed to you by the Company.

If you are a beneficial owner, you may use proof of your ownership of our stock as of the close of business on the Record Date, such as a bank or brokerage account statement, as your admission ticket. If you would prefer to obtain an actual admission ticket, please mail a written request, along with your proof of ownership, to:

Liquidity Services, Inc.

6931 Arlington Road, Suite 460

Bethesda, MD 20814

Attention: Corporate Secretary

Q.	Are any items prohibited at the Annual Meeting?
A.

Yes. Cameras, recording equipment, electronic devices, large bags, briefcases and packages are prohibited at the Annual Meeting. Any stockholder who attempts to bring prohibited items into the Annual Meeting will not be admitted.

Q.	How do I vote my shares?
A.	You may vote using any of the following methods: (1) By mail; (2) By telephone or Internet; or (3) In person at the Annual Meeting.

QUESTIONS AND ANSWERS

Q.	How do I vote by mail?
A.

Complete, sign and date the proxy card or voting instruction card you received with these proxy materials and return it in the prepaid envelope.

If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote your shares in accordance with the recommendations of the Board of Directors.

If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Liquidity Services, Inc., 6931 Arlington Road, Suite 460, Bethesda, MD 20814, Attention: Corporate Secretary.

Q.	How do I vote by telephone or Internet?
A.

To vote by telephone, call the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

To vote by Internet, visit www.envisionreports.com/LQDT (for shares you hold as the stockholder of record) and/or www.edocumentview.com/LQDT (for shares you hold as a beneficial owner in street name). Please have your proxy card available when you go online.

Q.	How do I vote in person?
A.

You may vote in person by attending the Annual Meeting. For additional information regarding attendance at the Annual Meeting, see answers to the questions “What do I need to bring to the Annual Meeting?,” “Where is my admission ticket?” and “Are any items prohibited at the Annual Meeting?” above.

You may also be represented by another person at the Annual Meeting by executing a legal proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot to vote at the Annual Meeting.

Q.	What can I do if I change my mind after I vote my shares?
A.

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•
sending written notice to the Corporate Secretary of the Company;
•
delivering a valid, later dated proxy or a later dated vote by telephone or Internet prior to the Annual Meeting; or
•
voting in person at the Annual Meeting.

If you are a beneficial owner, you can revoke your proxy before it is exercised by contacting your broker, bank or other nominee and submitting new voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares represented by properly executed proxies received before the Annual Meeting and not revoked will be voted under the instructions stated in such proxies. Properly executed proxies that do not contain voting instructions will be voted under the recommendations of the Board of Directors set forth under “What are the voting requirements for the matters to be voted on at the Annual Meeting?” below.

QUESTIONS AND ANSWERS

Q.	What is “householding” and how does it affect me?
A.

If you received the Notice, householding does not affect you.

If you received our proxy materials and 2024 Annual Report through the mail, householding may affect you. “Householding” is a procedure approved by the Securities and Exchange Commission (the “SEC”) that permits us to send a single copy of our proxy materials and our fiscal 2024 Annual Report to stockholders of record who share the same address and last name, unless one or more of these stockholders notifies us they wish to receive an individual copy. This procedure reduces our printing costs and postage fees and conserves natural resources. Stockholders affected by householding will receive separate proxy cards.

If you are a stockholder of record multiple Notices or copies of our proxy materials and 2024 Annual Report were mailed to your address, and you would like to participate in householding, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: c/o Shareholder Services, P.O. Box 505000, Louisville, KY 40233-5000; from within the United States by telephone: 800-662‑7232; and from outside the United States by telephone: + 1 781-575‑2879). If you are a stockholder of record and you do not wish to participate in householding, please contact our transfer agent.

If you are a beneficial owner, you may request information about householding from your broker, bank or other nominee.

Q.	What are my voting options?
A.

For Proposal 1 (Election of Directors), you may vote “for” one or more nominees, or you may “withhold” your vote from one or more nominees.

For Proposal 2 (Ratification of Independent Registered Public Accounting Firm), you may vote “for” or “against” the proposal or you may indicate that you wish to “abstain” from voting on the proposal.

For Proposal 3 (Approval of an Advisory Resolution on Named Executive Officer Compensation), you may vote “for” or “against” the proposal or you may indicate that you wish to “abstain” from voting on the proposal.

Q.	What is the quorum requirement for the Annual Meeting?
A.

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Q.	What is a “broker non-vote”?
A.

A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

QUESTIONS AND ANSWERS

Q.	What are the voting requirements for the matters to be voted on at the Annual Meeting?
A.

A plurality of the votes cast by stockholders who are present in person or by proxy at the Annual Meeting is required for the election of directors. This means that the director nominees with the most “for” votes will be elected. Thus, shares as to which a stockholder “withholds” voting authority and broker non‑votes will not be counted towards any director nominee’s achievement of a plurality and will not affect the outcome of the election of directors. Stockholders may not cumulate their votes in favor of any one nominee.

The affirmative “for” vote of a majority of the votes cast by stockholders who are present, either in person or by proxy, at the Annual Meeting and entitled to vote on the proposal is required to approve each of Proposals 2 and 3. Votes cast “against” each of Proposals 2 and 3 will count against the approval of the proposal. Abstentions and broker non‑votes will not be counted as votes cast and will not affect the outcome of these proposals.

If you are a stockholder of record and sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“for” all director nominees identified in Proposal 1 and “for” each of Proposals 2 and 3).

Brokers, banks and other nominees are not expected to be able to vote without instructions from the beneficial owner on Proposals 1 and 3. Therefore, if your shares are held through a broker, bank or other nominee, they are not expected to be voted on these proposals unless you affirmatively vote your shares in one of the ways described above. If you are a beneficial owner, your broker, bank or other nominee may vote your shares on Proposal 2 even if the broker, bank or other nominee does not receive voting instructions from you.

Q.	Could other matters be decided at the Annual Meeting?
A.

As of the date of this proxy statement, we did not know of any matters to be acted on at the Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the Annual Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.

Q.	Who will pay for the cost of this proxy solicitation?
A.	We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees, acting without special compensation, in person, by telephone or electronically.
Q.	Who will count the vote?
A.	Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

Governance of the Company

Corporate Governance Guidelines

The Board is committed to sound and effective corporate governance practices and has adopted a set of guidelines describing the corporate governance principles and procedures by which it functions (the “Governance Guidelines”). The Corporate Governance and Nominating Committee (the “Governance Committee”) reviews the Governance Guidelines periodically, or more frequently as necessary, and recommends changes to the Board as appropriate. The Governance Guidelines, and the charter of each of the committees of the Board (i.e., the Audit Committee, the Governance Committee and the Compensation Committee), are available on our website at https://investors.liquidityservices.com/corporate-governance. Stockholders may request a free copy of these documents by sending a written request to our Corporate Secretary at Liquidity Services, Inc., 6931 Arlington Road, Suite 460, Bethesda, MD 20814.

Among other matters, the Governance Guidelines address board selection, composition and evaluation, engagement of outside advisors, succession planning and stockholder communication with the Board.

Board Leadership Structure

The Board believes it is important to retain the flexibility to select its leadership structure, and regularly reviews the Board leadership structure as part of the succession planning process. The Board presently believes that combining the role of Chairman and Chief Executive Officer (“CEO”) is in the best interests of the Company and our stockholders and has selected Mr. Angrick for these roles. Mr. Angrick, a co-founder of the Company, has extensive industry experience and knowledge gained through 25 years of hands-on management and engagement with the Company’s senior leaders, employees and business partners, as well as industry influencers. Mr. Angrick has a history of outstanding leadership through both strong and challenging periods as our Chairman and CEO since 2000.

Lead Independent Director

The Board believes that strong, independent Board leadership and oversight is critical to effective corporate governance. The Board has established the position of Lead Director to provide an appropriate balance of leadership among directors, given the combination of the roles of Chairman and CEO. The Lead Director is an independent director elected for a period of at least one year by the independent directors and whose responsibilities include:

•
Setting the agendas for and leading executive sessions;
•
Calling meetings of the independent directors;
•
Facilitating teamwork and communication among the independent directors at and outside of Board meetings;
•
Serving as liaison between the Chairman and the independent directors;
•
Presiding at all Board meetings at which the Chairman is not present;
•
Approving Board meeting schedules and agendas, and working with the Chairman and committee chairs to ensure there is sufficient time for discussion of all agenda items; and
•
Leading the performance assessment of the CEO, in conjunction with the Compensation Committee.

Beatriz V. Infante has served as the Lead Director since February 1, 2023.

Governance of the Company

Director Independence

The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Governance Committee. Under the Nasdaq Stock Market LLC’s (“Nasdaq”) listing standards (the “Nasdaq Standards”), an independent director is a director who the Board determines meets the objective standards for “director independence” set forth in the Nasdaq Standards and who is free of any other relationship with the Company that, in the Board’s opinion, would interfere with exercising such person’s independent judgment in carrying out the responsibilities of a director. The Board has not established its own categorical standards or guidelines to use in making these independence determinations but rather considers all relevant facts and circumstances. In addition, the directors who serve on the Audit Committee each must satisfy heightened SEC standards, which state that Audit Committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than their director compensation or fixed payments under a retirement plan for prior service. Similarly, in determining whether the directors who serve on the Compensation Committee satisfy heightened Nasdaq Standards for service on that committee, the Board must consider the source of compensation of each member, including any consulting, advisory or other compensatory fee from the Company other than their director compensation or fixed payments under a retirement plan for prior service, as well as whether the member is affiliated with the Company, any of its subsidiaries or any affiliate of its subsidiaries.

The Board has determined that Katharin S. Dyer, George H. Ellis, Thierno A. Fall (referred to herein as Amath Fall), Beatriz V. Infante and Edward J. Kolodzieski (71% of our directors) are independent under the Nasdaq Standards. The Board has also determined that Mr. Angrick, our Chairman and CEO, is not independent under the Nasdaq Standards. Additionally, although the Board has determined that Mr. Mateus-Tique, who retired from his position as our President and Chief Operating Officer in 2009, would qualify as independent under the Nasdaq Standards, the Company has elected to not treat him as such due to his former role with the Company.

DIRECTOR INDEPENDENCE

71%
29%
Independent
Non-Independent

Governance of the Company

Board Oversight of Risk

The Board has overall responsibility for oversight of the risks facing the Company. The Board implements its risk oversight function both directly and indirectly through delegation to committees that report back to the Board. For example, the Board retains direct responsibility for overseeing cyber security risk while the oversight of other risks, such as risks related to accounting and compensation, is delegated to committees. The below chart describes the Board’s oversight of risk management:

THE BOARD

- Seeks to understand the material risks we face and to allocate among the full Board and its committees responsibilities for oversight of how management addresses those risks, including the risk management systems and processes management uses for this purpose.
- Considers risks faced by the Company periodically throughout the year and at such other times as the Board considers appropriate with respect to specific proposed actions.

MANAGEMENT

The Chairman and CEO is responsible for:

- Keeping the Board apprised of material risks facing the Company.
- Updating the Governance Committee on material risks facing the Company and how management is addressing such risks.

Corporate Governance and Nominating Committee

- Oversees the Company's risk management systems and processes throughout the year.
- Discusses material risks facing the Company at each of its regularly scheduled meetings and more frequently as necessary.
- Evaluates the Company's environmental, social and corporate governance-related risks and goals.
- Reviews senior management succession planning.

Compensation Committee

- Oversees the assessment of risks related to the Company's compensation structure.
- Assesses whether the Company's compensation structure establishes appropriate incentives for management and employees.
- Oversees the Company's policies and strategies relating to culture and human capital management, including diversity and inclusion.

Audit Committee

- Oversees processes for assessing financial risks and effectiveness of internal controls systems.
- Reviews and discusses with our Independent Auditor and management our significant financial risk exposures and steps management has taken to monitor and control such exposures.

Continuous Oversight; Identification and Management of New Risks. Oversight of risk is a continuous process. Management regularly reviews and analyzes the risk profile of the Company and the effectiveness of the Company’s risk mitigation measures. On at least a quarterly basis, management presents to the Governance Committee on material risks facing the Company and describes the measures put in place by the Company to mitigate risks. To identify material risks, all members of the executive team are surveyed and asked to rank risk categories. The executive team are also polled to identify new risk categories. The members of the Governance Committee are given ample time to review and discuss the risks and the related mitigation measures with management. Information on risks and mitigation measures is also periodically presented to the full Board to allow all of the directors the information needed to ensure they can adequately oversee the Company’s risk profile.

Governance of the Company

Risk Considerations in Our Compensation Program. The Company regularly assesses its risk exposure, including exposures that may be associated with our compensation programs. In fiscal 2024, our compensation risk assessment considered a variety of factors. Through this assessment, we determined that our compensation programs do not pose excessive risk because:

•
Our compensation programs appropriately balance fixed compensation with short-term and long-term variable compensation and cash-based compensation with equity-based compensation, so no one pay element would motivate employees to engage in excessive risk taking.
•
The design of annual incentive compensation does not lend itself to excessive risk taking because we:
•
fund annual incentive awards based on a variety of pre‑established performance conditions, thus diversifying the risk associated with any single indicator of performance;
•
establish performance targets objectively determined with verifiable results;
•
incorporate pre‑established caps for all awards; and
•
retain discretion to decrease bonus payouts.
•
The Company’s long-term incentive program encourages employees to focus on the long-term success of the Company by providing stock options, stock appreciation rights, restricted stock awards and restricted stock units (“RSUs”), which reward employees if the Company’s stock price increases, and which decline in value if our stock price declines, incentivizing appropriate, but not excessive, risk-taking.

Board and Committee Membership

Our bylaws provide that our Board shall consist of at least three members and the exact number of directors will be determined from time to time by resolution of our Board. Our Board currently comprises seven directors, divided into three classes: Class I, Class II and Class III. The term for each class of directors expires at successive annual meetings. The Class I directors are William P. Angrick, III and Edward J. Kolodzieski, the Class II directors are George H. Ellis and Jaime Mateus-Tique, and the Class III directors are Katharin S. Dyer, Amath Fall and Beatriz V. Infante.

The Board met six times during fiscal 2024. Each director attended 75% or more of the total number of meetings of the Board, and of each committee on which he, she or they served. Our directors are also encouraged to attend each Annual Meeting of Stockholders. Five directors attended the 2024 Annual Meeting.

Governance of the Company

The table below provides membership information for the Board and each committee of the Board as of the date of this proxy statement.

Name	Position	Year Current Term Expires	Director Since	Independent	Audit Committee	Compensation Committee	Governance Committee

Mr. Angrick	Class I director	2025	2000	NO

Mr. Kolodzieski	Class I director	2025	2015	YES		●	●
Mr. Ellis	Class II director	2026	2010	YES	●		●

Mr. Mateus-Tique	Class II director	2026	2000	NO

Ms. Dyer	Class III director	2027	2020	YES		●	Chair

Mr. Fall	Class III director	2027	2023	YES	Chair

Ms. Infante*	Class III director	2027	2014	YES	●	Chair

* Lead independent director

Board Committees and Composition

The Board’s current standing committees are the Audit Committee, the Compensation Committee and the Governance Committee. The Board reviews committee membership, charters and responsibilities every year. Each committee’s charter is available on the Investors section of our website at https://investors.liquidityservices.com/corporate-governance.

Additional information on each committee, including the members as of the date of this proxy statement, the number of meetings held in fiscal 2024 and the duties and responsibilities of such committee, are available on the following pages.

Governance of the Company

Audit Committee

Members

Mr. Ellis, Mr. Fall (Chair) and Ms. Infante

Meetings

The Audit Committee met 4 times in fiscal 2024.

Director Independence

The Board has determined that every member of the Audit Committee is independent, as defined by the Company’s director independence standards, the Nasdaq Standards and SEC rules.

Financial Expert

The Board has determined that each of Mr. Ellis and Mr. Fall is an “audit committee financial expert” within the meaning of such term under Item 407 of the Sarbanes-Oxley Act of 2002.

Committee Report

See page 40.

Primary Duties and Responsibilities*

•
Be directly responsible for the appointment, compensation, retention, termination and oversight of the work of the Independent Auditor.
•
Evaluate the Independent Auditor’s qualifications, performance and independence.
•
Pre-approve all audit and permissible non-audit services provided by the Independent Auditor.
•
Discuss with the internal auditors and the Independent Auditor the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation.
•
Review and discuss with the Independent Auditor the matters required to be discussed by the Independent Auditor under applicable standards.
•
Review and discuss: (i) the Company’s quarterly financial statements and annual audited financial statements with management and the Independent Auditor prior to including the financial statements in any filing made with the SEC; and (ii) the results of quarterly reviews and annual audits.
•
Review and approve related person transactions.
•
Review and discuss earnings press releases, as well as corporate practices with respect to earnings press releases, financial information, and earnings guidance provided to analysts and rating agencies.
•
Review and discuss management’s assessment of the effectiveness of internal control over financial reporting and the Independent Auditor’s report on the Company’s internal control over financial reporting.
•
Discuss with management, the internal auditors, and the Independent Auditor any significant changes in internal control over financial reporting that are disclosed, or considered for disclosure, in the Company’s periodic filings with the SEC.
•
Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures.
•
Review the policies and procedures with respect to officers’ expense accounts and perquisites, including use of corporate assets, and consider the results of any review of these areas by the internal auditor or the Independent Auditor.
•
Oversee the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s code of conduct and procedures to monitor compliance.
•
At least annually, meet to review the implementation and effectiveness of the Company’s compliance programs with the Company’s Chief Legal Officer.
•
Oversee the Company’s processes for assessing financial-related risks and review and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
•
Establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing and federal securities law matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and federal securities law matters.
•
Set hiring policies for employees or former employees of the Independent Auditor that meet applicable SEC regulations.

Governance of the Company

•
Review and discuss with management the environmental, social and governance disclosures included in the Company’s Annual Report on Form 10-K.
•
Perform an evaluation of its performance at least annually.
•
Review and reassess the adequacy of its charter at least annually and submit proposed revisions, if any, for the approval of the Board.
•
Review the Company’s financial reporting of cybersecurity risks and incidents in accordance with SEC rules; provided, however, the Board retains primary responsibility for oversight of the Company's cyber risk management program, including risk identification, mitigation strategy and efforts, and resources.

* For a full description of the duties and responsibilities of the Audit Committee, see the Audit Committee Charter, available on our website at https://investors.liquidityservices.com/corporate-governance.

Governance of the Company

Governance Committee

Members
Ms. Dyer (Chair), Mr. Ellis and Mr. Kolodzieski

Meetings

The Governance Committee met 4 times during fiscal 2024.

Director Independence

The Board has determined that every member of the Governance Committee is independent, as defined by the Company’s director independence standards and the Nasdaq Standards.

Primary Duties and Responsibilities*

•
Recommend director candidates.
•
Develop and recommend to the Board criteria for identifying and evaluating director candidates.
•
Review director candidates’ qualifications (including independence) and any potential conflicts with the Company’s interests.
•
Assess the contributions of current directors in connection with their re-nomination.
•
Periodically review and recommend to the Board updates to the Company’s procedures for the consideration of director candidates recommended by stockholders.
•
Consider any director candidates recommended by the Company’s stockholders.
•
Oversee the Company’s corporate governance practices and procedures.
•
Review the Board’s committee structure, composition and responsibilities and recommend to the Board for its approval directors to serve as members of each committee and the chairperson of each committee.
•
Monitor the functioning of the Board’s committees and make recommendations to the Board regarding changes.
•
Review the Company’s corporate governance guidelines on a periodic basis and recommend changes as appropriate to the Board.
•
Oversee the Company’s succession planning related to senior management and make recommendations to the CEO regarding management succession planning.
•
Oversee the Company’s risk management systems and processes and review and discuss the material risks facing the Company and how management is addressing such risks.
•
Review and assess the channels through which the Board receives information, and the quality and timeliness of information received.
•
Oversee the annual evaluation process for the Board, its committees, and individual directors.
•
Report regularly to the Board with respect to its activities, periodically update the Board on material developments in the area of corporate governance, and annually review governance disclosures to be included in the Company’s proxy statement.
•
Evaluate the Company’s environmental, social, and governance-related risks and the Company’s environmental and social goals, policies and programs.
•
Oversee and review the environmental, social and governance disclosures in the Company’s proxy statement.
•
Perform an evaluation of its performance at least annually.
•
Review and reassess the adequacy of its charter at least annually and submit proposed revisions, if any, for the approval of the Board.

* For a full description of the duties and responsibilities of the Governance Committee, see the Governance Committee Charter, available on our website at https://investors.liquidityservices.com/corporate-governance.

Governance of the Company

Compensation Committee

Members
Ms. Infante (Chair), Ms. Dyer and Mr. Kolodzieski

Meetings
The Compensation Committee met 6 times during fiscal 2024.

Director Independence
The Board has determined that each member of the Compensation Committee is independent, as defined by the Company’s director independence standards and the Nasdaq Standards.

Committee Report
See page 78.

Primary Duties and Responsibilities*

•
Oversee the Company’s overall compensation structure, policies and programs, and assess whether the Company’s compensation structure establishes appropriate incentives.
•
Oversee the assessment of risks associated with the Company’s compensation programs.
•
Conduct an annual performance assessment of the CEO and review and approve annually corporate goals and objectives relevant to compensation of the CEO and other executive officers.
•
Review and approve annually the compensation of the CEO and other executive officers.
•
Delegate to the CEO (and his designees), as necessary, specific compensation decisions for individuals who are not executive officers.
•
Review and approve any employment-related agreements, any proposed severance arrangements or change in control and similar agreements/provisions, and any amendments, supplements or waivers to the foregoing agreements, with the CEO and other executive officers.
•
Biennially review and make recommendations to the Board with respect to the compensation of members of the Board who are not executive officers.
•
Administer and implement the Company’s incentive compensation plans and equity-based plans.
•
Assess annually the desirability of proposing and make recommendations to the Board with respect to (a) any new incentive compensation plans and equity-based plans and (b) any amendments to, including increases in shares reserved for issuance under, existing plans.
•
Administer and make recommendations to the Board regarding the adoption, amendment or rescission of the Company’s retirement, excess benefit and deferred compensation plans, if any.
•
Assess the results of the Company’s most recent advisory vote on executive compensation.
•
Review and approve the inclusion of the advisory vote on executive compensation proposal, and the frequency of such proposal, in the Company’s proxy statement when and as applicable.
•
Retain and terminate compensation consultants, legal counsel or other advisors, be directly responsible for the appointment, compensation and oversight of the work of such consultants, legal counsel or advisors, and receive appropriate funding from the Company for payment of compensation of such consultants, legal counsel or advisors.
•
Assess the independence of any compensation consultants, legal counsel and other advisors who provide advice to the Compensation Committee in accordance with the Nasdaq Standards.
•
Review and discuss with management the Company’s Compensation Discussion and Analysis and related disclosures and recommend to the Board based on such review and discussions whether the Company’s Compensation Discussion and Analysis should be included in the Company’s annual report and proxy statement.
•
Oversee preparation of the Compensation Committee report.
•
Annually review the performance of the investment funds offered through the Liquidity Services, Inc. 401(k) Profit Sharing and Trust Plan (the “401(k) Plan”), the performance of trustees and investment advisors, and the performance of the plan committees in the discharge of their duties.
•
Periodically review the Company’s Director Stock Ownership Policy and Executive Stock Ownership Policy.
•
Assist the Board in its oversight of the Company’s polices and strategies relating to culture and human capital management.

Governance of the Company

•
Review and discuss with management the human capital management disclosures included in the Company’s proxy statement and its periodic filings with the SEC.
•
Perform an evaluation of its performance at least annually.
•
Review and reassess the adequacy of its charter at least annually and recommend any proposed revisions, if any, for approval by the Board.

* For a full description of the duties and responsibilities of the Compensation Committee, see the Compensation Committee Charter, available on our website at https://investors.liquidityservices.com/corporate-governance.

Governance of the Company

Recommendation of Director Candidates

As indicated above, one of the primary duties and responsibilities of the Governance Committee is to develop and recommend to the Board criteria for identifying and evaluating director candidates. The Governance Committee has developed, and the Board has approved the use of, the following criteria for identifying and evaluating director candidates.

Identification. Candidates may come to the attention of the Governance Committee through the directors, the CEO, professional search firms (to whom we pay a fee), stockholders or other persons. The Company has also sought to identify potential candidates through professional associations and initiatives, such as the National Association of Corporate Directors (“NACD”), The Boston Club, The Athena Alliance and Stanford Women on Boards.

The Governance Committee will consider candidates for director suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our bylaws and described in this proxy statement under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders”. Director candidates recommended by stockholders under these procedures will be evaluated by the Governance Committee like other director candidates using the process set forth below.

Evaluation. Initially, the Governance Committee looks for individuals who meet certain minimum qualifications approved by the Board, including the highest level of personal and professional ethics and integrity, sound judgment, the ability to make independent analytical inquiries, the willingness to devote adequate time and resources to diligently perform Board duties and appropriate and relevant business experience and acumen. For additional information on the types of business experience considered by the Governance Committee, see “Proposal 1—Election of Directors” below. The Governance Committee also considers the number of other boards of public companies on which the candidate currently serves.

Next, the Governance Committee considers whether the candidate would be a good fit for the Board overall. The goal is to find candidates with experiences and skill sets that complement those of current directors to create a balanced Board with varied viewpoints and deep expertise. The Governance Committee does not prescribe set diversity standards but considers diversity to be a valuable consideration when assessing a candidate. The Governance Committee considers the various characteristics of each candidate, such as professional experience, race, ethnicity, gender, age, demeanor, skills and background, to determine if such candidate would provide a unique perspective that may help the Board address the complex issues it faces.

Code of Conduct

Our Board has adopted a code of conduct (the “Code of Conduct”) applicable to all of our directors, officers and employees to protect and promote organization-wide integrity and to enhance the Company’s ability to achieve its mission.

The Code of Conduct embodies general principles such as compliance with laws, acting with honesty and integrity, avoidance of conflicts of interest, maintenance of accurate and timely financial and business records, use of the Company’s assets for legitimate business purposes only, provision and acceptance of gifts to or from customers, suppliers and governments in compliance with law, protecting the Company’s information and dealing fairly with other companies.

All directors, officers, and employees must report violations and suspected violations of the Code of Conduct and any concerns they may have pertaining to non‑compliance with the Code of Conduct by following certain procedures described in the Code of Conduct. The Code of Conduct includes instructions on how to anonymously submit concerns through a hotline that is available 24 hours a day / 365 days a year. All reports of suspected Code of Conduct violations will be forwarded to the Company’s Legal Department and Human Resources Department, except for complaints and concerns involving accounting or auditing matters, which will be handled in accordance with procedures established by the Audit Committee.

Governance of the Company

The Code of Conduct is available on our website, www.liquidityservices.com, at “Investors—Corporate Governance—Governance Documents”. A free printed copy is available to any stockholder who requests it by writing to us at Liquidity Services, Inc., 6931 Arlington Road, Suite 460, Bethesda, MD 20814, Attention: Legal Department. We intend to disclose future amendments to certain provisions of the Code of Conduct, or waivers of such provisions if granted to executive officers and directors, on our website within four business days following the date of such amendment or waiver.

Reducing Environmental Impact; Increasing Social Impact

We believe that our obligations to our stockholders include being a responsible corporate citizen. Our vision is to build the world’s leading marketplace for surplus and idle assets that benefits sellers, buyers and the planet. This vision, with its emphasis on environmental responsibility, is ingrained in our business strategy and the services we provide. We enable corporate and government agency sellers to directly reduce waste generated by redistributing end-of-life products or assets through our solutions, thereby improving the net financial recovery generated while positively impacting the communities they serve. Some of the world's largest forward-thinking corporations and government agencies have enhanced their stewardship of communities and the environment by using our services and selling their surplus assets through our marketplaces.

Besides our fundamental business model, which emphasizes the importance of reusing assets, we also encourage the disposal of surplus in an environmentally safe manner. For example, where consumer electronics waste is not sold, we recycle such consumer electronics waste through professional recycling companies with R2 or similar publicly recognized recycling standards. In our warehouses, we also recycle cardboard and plastic dunnage received from sellers.

Our focus on virtual solutions and online auctions also serves the environment by reducing environmental risks caused by travel and transportation. When using our self-directed solutions on our GovDeals and AllSurplus marketplaces, sellers do not have to ship their goods to a site for an auction, thereby reducing emissions into the environment. In addition, individuals do not have to travel to and from an auction site, further reducing emissions.

Human Capital Management

To achieve our goal to build the world’s leading marketplace for surplus assets to benefit buyers, sellers, and the planet, it is crucial that we attract, develop, and retain employees who deliver outstanding performance. We strive to make the Company a rewarding place to work by promoting diversity based on experiences, perspectives and skills. As of September 30, 2024, the distribution of employees by region was as follows:

92%
5%
3%
781
Employees worldwide
North America 92%
EMEA Region 5%
Asia-Pacific Region 3%

We also utilize temporary workers to augment staffing during peak business cycles and to fill certain open positions on a temporary basis.

Governance of the Company

Importance of our Employees. We believe our employees are key to achieving our business goals and growth strategy. Our human capital objective is to attract, retain, develop, and motivate talented employees. We use online search tools, specialized recruiting firms, employee referral programs, job postings on various media platforms, and university recruiting to identify and attract talented candidates. By leveraging the variety of experiences, skills and perspectives inherent in a diverse workforce, we aim to improve our problem-solving abilities and bring innovative solutions to a wider range of clients and customers.

Health and Well-Being. We value the health and well-being of our employees and provide generous benefit options to our employees and their families. Our plans are designed to enhance employee wellness by focusing on health, financial security, life, and learning. Our health benefits include multiple medical plans, dental and vision coverage, and paid parental leave. In the U.S., we pay a significant portion of the benefit premiums related to our health benefits. Employees are offered certain benefits at no charge to them or their families (e.g., life and AD&D insurance, short-term and long-term disability insurance, and Health Savings Account contributions). Our financial security benefits program includes a 401(k) plan with discretionary employer match and access to health savings accounts and health and dependent care flexible spending accounts. We provide a range of insurance products and employee assistance programs. Internationally, we also offer a variety of benefit plans customized to reflect local conditions. Our learning and development programs include tuition support for employees and a global training and development program that focuses on building technical skills and leadership development, as well as training in various topics including cybersecurity, anti-harassment, ethics, and regulatory compliance.

Culture and Community. The Company's culture is rooted in our core values and aligned to the Company’s strategic framework. Our culture expresses our expansive vision and fervor for community and collaboration and is honed by the following core values:

Integrity - Our partners and colleagues know they can trust us to always keep our promises, be transparent, and adhere to the highest ethical standards.

Customer Focus - Buyer and seller satisfaction are key to our continued success. We seek to exceed our customers' expectations every day.

Continuous Improvement - We embrace change and are motivated to constantly improve our individual and collective performance.

Innovation - We continually seek out, develop, and implement new ideas to enhance our position as industry leader.

Mutual Trust and Accountability - Our collaborative environment values open communication, mutual respect, teamwork, and acknowledging our successes and failures.

Shared Success - Everyone in our organization acts as leaders with a shared sense of pride in our accomplishments.

Doing Well and Doing Good - By continuing to positively impact our clients and the environment, we make Liquidity Services a rewarding place to work.

We make a difference by our words and actions in our Company, our community, and our world.

We reinforce, monitor, and assess our culture through a variety of programs which include performance management, succession planning, and employee engagement surveys, all of which serve to further our human capital objectives. Each of our team members is part of our global initiative to make a difference in the communities where we live and work. We engage with our local communities across the globe supporting community outreach,

Governance of the Company

disaster relief, zero-waste initiatives, youth mentoring, military families and veterans, and access to higher education.

Flexible Workspace. We are a remote-first work environment. We are committed to allowing flexibility in our workplace to promote high performance and retention while also continuing to meet customer and business needs.

Sustainability Efforts. At our core, the Company strives to benefit businesses, communities, and the environment through our marketplaces which enable the continued use of surplus assets that may otherwise end up in landfills. These efforts extend to our employees as well, where our remote work structure for applicable employees has enabled lower expended energy and emissions from both transportation-related activities and operations across our real estate portfolio.

Communication with Directors

Stockholders and other interested parties may communicate with the Board by writing to us c/o the Corporate Secretary, Liquidity Services, Inc., 6931 Arlington Road, Suite 460, Bethesda, MD 20814. Communications intended for a specific director or directors should be addressed to the attention of the relevant individual(s) c/o the Corporate Secretary at the same address.

Our Corporate Secretary will review all correspondence intended for the Board and forward to the Board a summary of such correspondence and a copy of the correspondence that, in the opinion of the Corporate Secretary, requires the Board’s attention. Directors may at any time review a log, and receive copies, of all correspondence received by the Corporate Secretary that is intended for the Board.

In addition, the Audit Committee has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal controls or auditing matters. Concerns may be reported through our Compliance Helpline at 888-475-8376. Concerns may be submitted anonymously and confidentially.

Our Executive Officers

Our team of experienced executive officers also support the governance of the Company. Biographical information on our executive officers (other than Mr. Angrick, whose biographical information appears in this proxy statement under “Proposal 1 - Our Board of Directors”) is below:

Name	Age	Position
Jorge A. Celaya	58	Chief Financial Officer
John P. Daunt	59	Chief Commercial Officer
Steven J. Weiskircher	51	Chief Technology Officer
Mark A. Shaffer	51	Chief Legal Officer and Corporate Secretary
Novelette Murray	59	Chief Human Resources Officer

Jorge A. Celaya has served as our Chief Financial Officer since joining the Company in 2015. Mr. Celaya has more than 35 years of executive experience and financial leadership in capital markets, financial accounting, operations, and strategic transformation with global and publicly held companies in diverse industries. Before joining the Company, he co-founded Avanz Capital, an independent investment firm focused on private equity investing across emerging markets. Before that, Mr. Celaya was Executive Vice President and Chief Financial Officer for both FTI Consulting, a global provider of business restructuring, financial consulting, and e-discovery software and services, and Sitel Corporation, a global provider of business process outsourcing services. From 1990 to October 2003, Mr. Celaya also held various corporate and operating group positions with Schlumberger Ltd. where he worked across multiple industries and sectors both domestically and internationally. Mr. Celaya holds a Bachelor of Arts degree and a Master’s in Business degree from the University of Texas at Austin.

Governance of the Company

John P. Daunt has served as our Chief Commercial Officer since April 2019. Previously, Mr. Daunt was our Senior Vice President, CAG North America, from June 2018 to April 2019, Senior Vice President, Global Operations and DoD from August 2015 to May 2018 and Senior Vice President, Account Management from November 2014 to July 2015. Before joining the Company, Mr. Daunt served as Senior Vice President of FedBid, Inc., a company that allows federal, state and local governments, and educational institutions to purchase goods and services through a reverse auction-based platform, from March 2013 to November 2014. Prior to that, Mr. Daunt was Vice President and General Manager of AssetNation and an Account Executive at Ariba, Inc. Mr. Daunt also served as a Naval Flight Officer in the US Navy. Mr. Daunt holds a B.S. in Entrepreneurial Studies from Babson College.

Steven J. Weiskircher has served as our Chief Technology Officer since August 2019. Prior to joining the Company, Mr. Weiskircher was Vice President, Omnichannel, Marketing, and Digital Delivery Technology at GameStop, a video game, consumer electronics, and wireless services retailer, from July 2018 through July 2019. Prior to that, Mr. Weiskircher worked for ThinkGeek, a retailer, as Chief Information Officer from February 2013 through July 2018. Mr. Weiskircher has also been employed as Chief Information Officer at Fanatics, Inc. and as Vice President, Information Technology at Crutchfield Corporation. Mr. Weiskircher served as a Captain in the U.S. Army Signal Corps. Mr. Weiskircher holds a B.S. in Mechanical Engineering from Virginia Tech and a M.S. in Management Information Systems from the University of Virginia.

Mark A. Shaffer has served as our Chief Legal Officer and Corporate Secretary since July 2016. Before this role, Mr. Shaffer was Senior Associate General Counsel and Assistant General Counsel from September 2012 to July 2016. Before joining the Company, Mr. Shaffer served as Senior Counsel and Global Compliance Officer for Barnes Group, Inc., an international industrial and aerospace manufacturer and service provider, from June 2010 to August 2012. Before that, he served in other roles at Barnes Group and as Senior Counsel at the law firm of Miller Canfield, where he focused on industrial and automotive mergers and acquisitions and commercial negotiations. Mr. Shaffer also served as Senior Counsel for Kmart Corporation and as an associate at the law firms of LeBoeuf, Lamb, Greene & MacRae LLP and Latham & Watkins LLP. Mr. Shaffer holds a B.S. in Foreign Service and a J.D. from Georgetown University. Mr. Shaffer became a NACD Board Leadership Fellow in 2020.

Novelette Murray has served as our Chief Human Resources Officer since October 2020. In this role, Ms. Murray leads all aspects of human resources and is responsible for aligning talent with the Company’s business strategy, including hiring, training, development, performance management, diversity and inclusion, and succession planning. Ms. Murray originally joined the Company in 2010 as the Director of Human Resources. She was promoted multiple times during her tenure with the Company, serving as both Sr. Director of Human Resources and Vice President, HR Operations before becoming Chief Human Resources Officer. Prior to her employment with the Company, Ms. Murray served as Senior Human Resources Manager for the U.S. Concrete Pipe Division of Cemex, a global building materials company, from 2006 to 2010. Prior to that, Ms. Murray was the Director of Human Resources for Houston ENT, an otolaryngology physician group, from 2000 to 2006, and a Human Resources Associate at GE Healthcare, a manufacturer of medical imaging equipment, from 1995 to 2000. Ms. Murray received a B.A. in Organizational Communication with honors from Rollins College and an M.B.A. from University of Maryland University College.

Compensation of Non-Employee Directors

Director Compensation

Our non-employee directors receive a combination of cash and equity compensation for service as directors. Directors employed by the Company (such as Mr. Angrick) receive no compensation for their service as directors. The Compensation Committee, in consultation with its independent compensation consultant, periodically reviews non‑employee director compensation and recommends changes based on competitive market data. Based on such review and recommendations, the Board approved the following compensation for non-employee directors for 2024:

•
Total annual target compensation for 2024 was set at $210,000, which represents an increase of $65,000 over the prior year.
•
As was the case in 2023, the total annual target compensation is partially payable in cash and partially payable in equity. The portion payable in cash is $45,000, which remains unchanged from 2023. The portion payable in equity increased by $65,000 to $165,000 to align non-employee director compensation with market conditions.
•
For 2024, equity grants to non-employee directors were granted exclusively in the form of restricted stock units (“RSUs”). This represents a change from prior years in which each non-employee director could elect one of three alternatives for equity compensation (i.e., 60% options / 40% RSUs, 20% options / 80% RSUs, or 100% RSUs).
•
Directors are entitled to additional cash retainers for committee service and leadership. The retainers for certain of these roles for 2024 were increased as set forth below to further align non-employee director compensation with market standards:

Cash Compensation Element:	2024 Amount:	2023 Amount:
Lead Director Service	$20,000	$7,500
Audit Committee Chair Service	$20,000	$20,000
Compensation Committee Chair Service	$15,000	$12,000
Governance Committee Chair Service	$10,000	$7,500
Non-Chair Audit Committee Service	$10,000	$10,000
Non-Chair Compensation Committee Service	$7,500	$6,000
Non-Chair Governance Committee Service	$4,000	$3,750
•
The increases for committee service and leadership described above were effective as of April 1, 2024.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Non‑employee director compensation for 2024 is summarized in the following table:

Annual Compensation Element for Role	Board Compensation
General Board Service—Cash Retainer	$45,000
Lead Director—Cash Retainer	$20,000
Committee Chair Service—Cash Retainer
Audit Committee	$20,000
Compensation Committee	$15,000
Governance Committee	$10,000
Committee Service—Cash Retainer
Audit Committee	$10,000
Compensation Committee	$7,500
Governance Committee	$4,000
General Board Service—Equity* * The RSUs typically vest on the one (1) year anniversary of the grant date.	$165,000

Cash retainers to our non-employee directors are paid quarterly in advance. As noted above, the increases to the cash compensation for committee service and leadership were effective April 1, 2024. For the prior quarter (January 1, 2024 – March 31, 2024), the non-employee directors were paid based on the amounts approved for 2023. In March 2024, each non-employee director received RSUs with an aggregate value of $165,000 that vest on March 11, 2025, the one-year anniversary of the grant date, subject to the director’s continued service with the Company through that date. Non‑employee directors are also reimbursed for expenses they incur in attending Board and committee meetings.

Director Stock Ownership and Anti-Hedging Requirements

We require our non-employee directors to hold shares of our common stock having a value equal to five times the value of his, her or their annual cash retainer for general board service. New non-employee directors have five years after his, her or their appointment to the Board to satisfy this requirement. Each non-employee director has satisfied or is on track to satisfying the stock ownership requirement within the applicable timeframe. Non-employee directors may not purchase any financial instrument or enter any transaction that hedges or offsets any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds). A copy of the Director Stock Ownership Policy is available under the Investors section of our website at www.liquidityservices.com.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation for Calendar Year 2024

The following table sets forth the total cash and equity compensation paid to each of our non‑employee directors for service on the Board and its committees during 2024:

Name	Retainer Fees (Paid in Cash)	Stock Awards(1)(2)(3)	Total ($)
Katharin S. Dyer	$62,500	$165,000	$227,500

George H. Ellis	$59,000	$165,000	$224,000

Amath Fall	$65,000	$165,000	$230,000

Beatriz V. Infante	$90,000	$165,000	$255,000

Edward Kolodzieski	$56,500	$165,000	$221,500

Jaime Mateus-Tique	$45,000	$165,000	$210,000

(1)
The amounts reported in these columns reflect the aggregate grant date fair value of grants of options and RSUs to each of the non-employee directors, computed under U.S. generally accepted accounting principles (“GAAP”), disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 2 and Note 13 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 (the “2024 Form 10-K”).
(2)
On March 11, 2024, we granted 9,306 RSUs to each of Ms. Dyer, Mr. Ellis, Mr. Fall, Ms. Infante, Mr. Kolodzieski and Mr. Mateus-Tique. The number of RSUs granted was determined by dividing the value of the award ($165,000) by the closing price of our common stock on the Nasdaq Stock Market on the grant date ($17.73).
(3)
On September 30, 2024, each of our non‑employee directors held 9,306 unvested RSUs.

Beneficial Ownership of Shares of Common Stock

The following table sets forth information regarding ownership of our common stock as of the Record Date, other than as set forth below, by each of our directors and executive officers, all our directors and executive officers as a group and the holders of 5% or more of our common stock known to us. The information in this table is based on our records, information filed with the SEC and information provided to us. To our knowledge, except as disclosed in the table below, none of our stockholders hold 5% or more of our common stock. Except as otherwise indicated, (1) each person has sole voting and investment power (or shares such powers with her, his or their spouse) with respect to the shares set forth in the following table and (2) the business address of each of our officers and directors is 6931 Arlington Road, Suite 460, Bethesda, MD 20814.

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding(1)
5% or Greater Stockholders
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	3,398,175	10.6%
Renaissance Technologies LLC(3) 800 Third Avenue New York, NY 10022	1,929,704	6.0%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	1,866,786	5.8%
Staley Capital Advisers, Inc.(5) One Oxford Centre, Suite 3950 Pittsburgh, PA 15219	1,754,947	5.5%
Officers and Directors
William P. Angrick, III(6)	7,837,582	24.4%
Jorge A. Celaya(7)	192,485	*
John P. Daunt(8)	65,048	*
Katharin S. Dyer(9)	35,285	*
George H. Ellis(10)	13,902	*
Amath Fall(11)	8,946	*
Beatriz V. Infante(12)	87,990	*
Edward J. Kolodzieski(13)	15,229	*
Jaime Mateus-Tique(14)	635,130	2.0%
Novelette Murray(15)	86,496	*
Mark A. Shaffer(16)	71,026	*
Steven J. Weiskircher(17)	77,827	*
All directors and executive officers as a group (12 individuals)	9,126,946	28.4%

* Less than 1% of the outstanding shares of our common stock.

(1)
The percentages of shares outstanding for our 5% or greater stockholders and for our directors and executive officers were calculated based on 32,176,217 shares of common stock, which is equal to the 30,834,934 shares of common stock outstanding as of the Record Date plus 1,297,323 shares of common stock issuable pursuant to options held by our directors and executive officers that are exercisable as of the Record Date or within 60 days of such date and 43,960 RSUs scheduled to vest within 60 days of such date.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

(2)
Based on a review of a Form 13F-HR filed on November 13, 2024, BlackRock, Inc. beneficially owned 3,398,175 shares of common stock, had sole voting authority with respect to 3,373,489 shares of common stock and had sole investment discretion with respect to 3,398,175 shares of common stock.
(3)
Based on a review of a Schedule 13G/A filed on November 13, 2024, Renaissance Technologies LLC beneficially owned 1,929,704 shares of common stock, had sole voting power with respect to 1,929,704 shares of common stock and had sole dispositive power with respect to 1,929,704 shares of common stock.
(4)
Based on a review of a Form 13F-HR filed on November 13, 2024, The Vanguard Group beneficially owned 1,866,786 shares of common stock, had sole voting authority with respect to 0 shares of common stock and had sole investment discretion with respect to 1,808,166 shares of common stock.
(5)
Based on a review of a Form 13F-HR filed on November 8, 2024, Staley Capital Advisers, Inc. beneficially owned 1,754,947 shares of common stock, had sole voting authority with respect to 1,754,947 shares of common stock and had sole investment discretion with respect to 1,754,947 shares of common stock.
(6)
Includes 5,162,503 shares of common stock held by the William P. Angrick, III Revocable Trust, 873,379 shares of common stock held by the William P. Angrick III 2005 Irrevocable Trust, 114,699 shares of common stock held by the Stephanie S. Angrick Revocable Trust and 575,513 shares of common stock held by the Stephanie S. Angrick 2005 Irrevocable Trust. Mr. Angrick disclaims beneficial ownership of these securities. The amount in the table above also includes 1,086,368 shares of common stock issuable pursuant to options held by Mr. Angrick that are exercisable as of the Record Date or within 60 days of such date and 25,120 RSUs that are scheduled to vest within 60 days of the Record Date. 1,400,000 shares of common stock are pledged as collateral to secure certain personal indebtedness.
(7)
Includes 42,969 shares held directly by Mr. Celaya, 146,028 shares of common stock issuable pursuant to options held by Mr. Celaya that are exercisable as of the Record Date or within 60 days of such date, and 3,488 RSUs that are scheduled to vest within 60 days of the Record Date.
(8)
Includes 43,309 shares of common stock held by the Daunt Family Trust, 18,251 shares of common stock issuable pursuant to options held by Mr. Daunt that are exercisable as of the Record Date or within 60 days of such date, and 3,488 RSUs that are scheduled to vest within 60 days of the Record Date.
(9)
Ms. Dyer does not hold any RSUs that are scheduled to vest within 60 days of the Record Date or any options that are exercisable as of the Record Date or within 60 days of such date.
(10)
Mr. Ellis does not hold any RSUs that are scheduled to vest within 60 days of the Record Date or any options that are exercisable as of the Record Date or within 60 days of such date.
(11)
Mr. Fall does not hold any RSUs that are scheduled to vest within 60 days of the Record Date or any options that are exercisable as of the Record Date or within 60 days of such date.
(12)
Ms. Infante does not hold any RSUs that are scheduled to vest within 60 days of the Record Date or any options that are exercisable as of the Record Date or within 60 days of such date.
(13)
Mr. Kolodzieski does not hold any RSUs that are scheduled to vest within 60 days of the Record Date or any options that are exercisable as of the Record Date or within 60 days of such date.
(14)
Includes 3,660 shares held directly by Mr. Mateus-Tique, 163,208 shares of common stock held by the Jaime Mateus-Tique 2005 Irrevocable Trust, 368,262 shares of common stock held by the Em El 2007 Irrevocable Trust and 100,000 shares of common stock held by Mr. Mateus Tique’s spouse. Mr. Mateus Tique does not hold any RSUs that are scheduled to vest within 60 days of the Record Date or any options that are exercisable as of the Record Date or within 60 days of such date.
(15)
Includes 64,119 shares held directly by Ms. Murray, 19,585 shares of common stock issuable pursuant to options held by Ms. Murray that are exercisable as of the Record Date or within 60 days of such date, and 2,792 RSUs that are scheduled to vest within 60 days of the Record Date.
(16)
Includes 47,467 shares of common stock held by The Mark A. Shaffer Revocable Trust, 20,071 shares of common stock issuable pursuant to options held by Mr. Shaffer that are exercisable as of the Record Date or within 60 days of such date, and 3,488 RSUs that are scheduled to vest within 60 days of the Record Date.
(17)
Includes 65,223 shares held directly by Mr. Weiskircher, 7,020 shares of common stock issuable pursuant to options held by Mr. Weiskircher that are exercisable as of the Record Date or within 60 days of such date, and 5,584 RSUs that are scheduled to vest within 60 days of the Record Date.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

Stock Ownership and Anti-Hedging Requirements

A NEO must hold common stock with a value equal to 150% of the NEO’s annual base salary, except that the Chairman and CEO must hold common stock with a value equal to 600% of his, her or their annual base salary. Each NEO has five years after her, his or their date of hire or appointment to satisfy this requirement. Each of our NEOs has satisfied, or is on track to satisfy, the stock ownership requirement within the applicable timeframe. Executive officers may not purchase any financial instrument or enter any transaction that hedges, pledges or offsets any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds) without advance approval from our Board. On September 11, 2020, the Board approved in advance Mr. Angrick’s pledge of 1,400,000 shares of common stock. This approval was reviewed and extended on December 6, 2021 until such date as the Board revokes its approval. In reviewing and extending this approval, the Board took note of certain facts and circumstances that helped moderate risk to the Company from the pledge, including: (i) shares pledged by Mr. Angrick would be derived from shares purchased by Mr. Angrick for investment purposes as compared to shares received by Mr. Angrick as executive compensation; (ii) the pledge having a 50% loan-to-value ratio and only requiring funding for the difference between 50% of the original share value at the time of pledge and the then current price; (iii) the limited size of the pledge in reference to Mr. Angrick’s overall holdings; and (iv) Mr. Angrick’s lack of reliance on the pledged shares for compliance with the Company’s executive stock holding policy.

Additionally, non-executive employees who are deemed to be “insiders” under the Company’s Insider Trading Policy cannot enter into hedging, pledging or similar arrangements with respect to Company securities without advance approval from the Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and beneficial owners of greater than ten percent of our common stock to file reports of holdings and transactions in our common stock with the SEC. Based solely on a review of these records filed during or with respect to fiscal 2024, we believe that in fiscal 2024 all persons satisfied these filing requirements on a timely basis, except a Form 4 reflecting a sale of shares of common stock by Mr. Ellis on February 27, 2024 that was not filed until March 13, 2024, due to an administrative oversight.

Certain Relationships and Related Party Transactions

The Company did not participate in or review any potential related party transactions since the beginning of fiscal 2024 and there currently are no proposed related party transactions. To be considered a related party transaction under current SEC rules, a transaction, or a series of similar transactions, (i) must involve an amount in excess of $120,000, (ii) must include the Company as a participant, and (iii) one of our executive officers, directors, director nominees or greater than 5% stockholders, or an immediate family member of any such person, must have a direct or indirect material interest in the transaction. Should we consider participating in a related party transaction in the future, such transaction would be reviewed and be subject to approval by the Audit Committee, in accordance with the Audit Committee’s written charter. We have not adopted specific standards that would govern such review.

As a general matter, our written Code of Conduct prohibits conflicts of interest. We consider a conflict of interest to exist when a person’s private interest interferes in any way with the interests of the Company, including: (i) a conflict that makes it difficult for an employee, officer or director to perform his, her or their work objectively and effectively; (ii) when an employee, officer or director, or any member of his, her or their family, receives improper personal benefits because of his, her or their position in or with our Company; or (iii) when an employee, officer or director is engaged in a business or business activity in competition with or injurious to us. The Code of Conduct requires that the Chief Legal Officer be consulted with questions about conflicts of interest in addition to requiring that our directors and officers consult with the Chief Legal Officer before engaging in any potential conflict of interest transactions.

Proposals Requiring your Vote

Overview of Proposal 1

Our Class I directors are William P. Angrick, III and Edward J. Kolodzieski. Their current terms end at this Annual Meeting and each has consented to be nominated to serve as a director for an additional three-year term. Mr. Angrick and Mr. Kolodzieski were last elected at the Annual Meeting of Stockholders in 2022. Each nominee will, if elected, continue in office until our 2028 Annual Meeting of Stockholders or until his, her or their successor has been duly elected and qualified, or until the earlier of his, her or their death, resignation or retirement.

2025 Director Nominees

Nominee Name	Director Since	Independent	Committee Memberships
William P. Angrick, III	2000	NO	None
Edward J. Kolodzieski	2015	YES	Compensation Committee; Governance Committee

If you are a stockholder of record, the proxy holders named on the proxy card intend to vote your proxy for the election of each nominee, unless you indicate on the proxy card that your vote should be withheld from any or all the nominees. Brokers, banks, and other nominees may not vote in the election of directors without instructions from the beneficial owner. Therefore, if your shares are held through a broker, bank, or other nominee, they will not be voted in the election of directors unless you affirmatively vote your shares.

We expect each nominee to serve as a director if elected. If any nominee cannot serve, proxies will be voted in favor of the other nominees and may be voted for substitute nominees selected by the Board, unless the Board reduces the number of directors serving on the Board.

Selection of Directors

In evaluating director candidates and considering incumbent directors for nomination, the Board and the Governance Committee consider a variety of factors as discussed above under “Governance Committee”. Among other things, the Board has determined that it is important to have individuals with the following skills, qualifications and experiences on the Board:

•
Industry Experience and/or Company Knowledge. It is important for our directors to know the Company and the online auction marketplace industry to understand its business, operations, and strategy. Three of our directors (42.9%) have this experience.
•
Senior Leadership Experience. It is important for our directors to have successfully served in senior leadership roles at other organizations, which demonstrates strong abilities to motivate and manage others and to identify and develop leadership qualities in others. All of our directors (100%) have this experience.
•
High-Growth Company Experience. As a high-growth company, it is important for our directors to have experience with other companies that have undergone periods of significant growth because they can provide insight on the challenges faced by companies in these situations, including how to balance strategic acquisitions with organic growth, manage expectations about the scope, speed, and success of our growth strategy, and leverage operational infrastructure to support expansion. All of our directors (100%) have this experience.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

•
U.S. Public Company Board Service Experience. Directors who have served on other public company boards can offer advice and perspective regarding board dynamics and operations; the relationship between the Board and management; and other matters, including corporate governance, executive compensation, and oversight of strategic, operational, and compliance-related matters. Two of our directors (28.6%) serve (or have served) on boards of directors of public companies other than the Company.
•
Media and Technology Experience. As the Company is a provider of online marketplaces, it is important for our directors to have media and technology experience, especially as this experience relates to the Internet. All of our directors (100%) have this experience.
•
Financial and/or Accounting Experience. It is important for our directors to have knowledge of finance and financial reporting processes to enable them to understand and evaluate the Company’s capital structure and to oversee the preparation of our financial statements. Six of our directors (85.7%) have this experience.
•
Data Analytics and E-commerce Marketing Experience. With the continued growing importance of data analytics and e-commerce marketing in the Company’s business strategy, it is important for our directors to have experience in this area. Two of our directors (28.6%) of our directors have this experience.

Name	Industry Experience and/or Company Knowledge	Senior Leadership Experience	High-Growth Company Experience	U.S. Public Company Board Service Experience	Media and Technology Experience	Financial and/or Accounting Experience	Data Analytics and E-commerce Marketing Experience
Mr. Angrick	●	●	●		●	●

Ms. Dyer		●	●		●		●

Mr. Ellis		●	●	●	●	●

Mr. Fall		●	●		●	●

Ms. Infante		●	●	●	●	●

Mr. Kolodzieski	●	●	●		●	●	●

Mr. Mateus-Tique	●	●	●		●	●

Consideration of Diversity

The Board does not have a specific diversity policy but recognizes the value of all forms of diversity among directors. Diversity of experience and viewpoints among directors is important because it improves the quality of discussion, contributes to a more effective decision-making process, enhances the overall culture of the boardroom and helps the Board address the complex issues it faces.

Additional information on our directors and their specific qualifications and experience are set forth below. For more information on the director nomination process, refer to “Governance Committee” above.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

Vote Required

Each director will be elected by a plurality of the “for” votes cast by stockholders who are present, either in person or by proxy, at the Annual Meeting and entitled to vote in the election of directors.

RECOMMENDATION OF THE BOARD
✓	Your Board of Directors unanimously recommends a vote FOR the election of William P. Angrick, III and Edward J. Kolodzieski as directors.

Our Board of Directors

William P. Angrick, III
Director Since: January 2000 Age: 57 Not Independent (Chairman & CEO) Committee(s): None

Key Skills, Qualifications and Experience:

✓ Industry Experience and/or Company Knowledge

✓ Senior Leadership Experience

✓ Financial and/or Accounting Expertise

✓ High-Growth Company Experience

✓ Media and Technology Experience

Class: Class I Director Last Elected: 2022 (Votes for: 98%) Current Term Expires: 2025

Biography:

William P. Angrick, III is a co-founder of the Company and he has served as the Company’s Chairman and Chief Executive Officer since January 2000. Previously, Mr. Angrick worked with Deutsche Banc Alex. Brown’s Consumer and Business Services Investment Banking Group from 1995 to 1999.

Education:
Mr. Angrick holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a B.B.A. with honors from the University of Notre Dame. Mr. Angrick earned his CPA certificate in 1990.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

Jaime Mateus-Tique
Director Since: April 2000 Age: 58 Not Independent (Co-Founder) Committee(s): None

Key Skills, Qualifications and Experience:

✓ Industry Experience and/or Company Knowledge

✓ Senior Leadership Experience

✓ Financial and/or Accounting Expertise

✓ High-Growth Company Experience

✓ Media and Technology Experience

Class: Class II Director Last Elected: 2023 (Votes for: 94%) Current Term Expires: 2026

Biography:

Mr. Mateus-Tique is a co-founder of the Company who has served as a director of the Company since April 2000. Mr. Mateus-Tique served as the Company's President and Chief Operating Officer from April 2000 until his retirement in September 2009. Before co-founding the Company, Mr. Mateus-Tique served as a senior engagement manager at McKinsey & Co., a management consulting firm, from September 1995 to March 2000. Currently, Mr. Mateus-Tique is a PhD candidate in Biomedical Science at the Icahn School of Medicine-Mount Sinai Hospital, New York.

Education:
Mr. Mateus-Tique holds a Master in Biomedical Science degree from the Icahn School of Medicine, an M.B.A. from the Kellogg Graduate School of Management at Northwestern University, a B.S in Mathematics and a Master in Management degree from Ecole des Hautes Etudes Commerciales in Paris.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

KATHARIN S. DYER
Director Since: January 2020 Age: 67 Independent Committee(s): Compensation Committee Governance Committee (Chair)	Key Skills, Qualifications and Experience: ✓ Senior Leadership Experience ✓ High-Growth Company Experience ✓ Media and Technology Experience ✓ Data Analytics and E-commerce Marketing Experience
Class: Class III Director Last Elected: 2024 (Votes For: 91%) Current Term Expires: 2027

Biography:

Ms. Dyer has served as a director of Liquidity Services since January 2020 and is Chair of the Corporate Governance and Nominating Committee and a member of the Compensation Committee. Ms. Dyer has a 35+ year career in digital marketing with significant expertise in digital transformation, advanced analytics and artificial intelligence, user experience, and growth strategy. She is the founder and Chief Executive Officer of PivotWise, a strategic advisory firm focused on digital transformation. Previously, she was a Global Partner and a member of the senior leadership team at IBM Global Business Services from 2016 to 2018. From 2013 to 2015, she served as EVP and General Manager, Global Chief Marketing Officer, Merchant Services at American Express Company, which covers more than 112 million business and consumer card members and more than 30 million American Express accepting merchants. Her scope there included running a P&L for artificial intelligence services to the world’s top merchants. Ms. Dyer has also served as Global Management Board Member and Global Chief Transformation Officer for the Digital and Media agencies of the Publicis Groupe; EVP, Executive Leadership team, and Client Portfolio General Manager of Digitas. She also held leadership roles at Advanta, MNC Financial, Sallie Mae, and Citigroup. Ms. Dyer is a member of the Advisory Council for the Harvard Business Review and has served as Guest Lecturer at Harvard Business School and Boston College Carroll School of Management. She dedicates her time to organizations including Women in Blockchain and WOMEN in America Executive Mentoring. In addition to Liquidity Services, she currently serves on the Principal Funds Board of the Principal Financial Group (NASDAQ; PFG). She is an Advisory Board Member to an AI Venture Studio that scales young companies providing operating efficiencies via artificial intelligence solutions.

Education: Ms. Dyer holds an M.B.A. from the University of Maryland and a B.A. from the University of Kentucky.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

GEORGE H. ELLIS
Director Since: May 2010 Age: 75 Independent Committee(s): Audit Committee Governance Committee

Key Skills, Qualifications and Experience:

✓ Senior Leadership Experience

✓ Financial and/or Accounting Experience

✓ High-Growth Company Experience

✓  Media and Technology Experience

✓  U.S. Public Company Board Service Experience

Class: Class II Director Last Elected: 2023 (Votes For: 97%) Current Term Expires: 2026

Biography:

Mr. Ellis has served as a director of the Company since May 2010 and is currently a member of the Audit Committee and the Governance Committee. Mr. Ellis has served as the Chief Financial Officer of Accumen Inc., a provider of health system performance optimization solutions, since November 2020. From 2015 through 2020, Mr. Ellis was a Managing Director in the healthcare practice of Huron Consulting, Inc. Prior to that, Mr. Ellis served as the Chief Financial Officer of Studer Group, a private equity-backed healthcare consulting firm, from September 2011 to February 2015. From July 2006 to August 2011, Mr. Ellis served as the Chief Financial Officer of Global 360, Inc., a software development company. Mr. Ellis has also served in several capacities at Softbrands, Inc., a software developer and provider of related professional services, including as a member of its board of directors from October 2001 to August 2009, as Chairman from October 2001 to June 2006, and as Chief Executive Officer from October 2001 to January 2006. Mr. Ellis served on the board of directors of NEON Systems, Inc. from January 2000 to December 2005, PeopleSupport, Inc. from October 2004 to October 2008, and Blackbaud, Inc. from March 2006 to June 2024. He also served as a director of AremisSoft Corp. from April 1999 until February 2001 and as Chairman and Chief Executive Officer of AremisSoft from October 2001 to July 2002. Previously, Mr. Ellis served as Chief Financial Officer of Sterling Software, Inc., Chief Financial Officer and founder of Sterling Commerce, Inc., a spin-off of Sterling Software, and Executive Vice President and Chief Operating Officer of the Communities Foundation of Texas. Mr. Ellis is a Certified Public Accountant and is admitted to the State Bar of Texas. Mr. Ellis is a board fellow with NACD and is certified in Cyber Security for Board Members through NACD.

Education: Mr. Ellis holds a B.S. degree from Texas Tech University and a J.D. from Southern Methodist University Dedman School of Law.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

AMATH Fall
Director Since: February 2023 Age: 55 Independent Committee(s): Audit Committee (Chair)	Key Skills, Qualifications and Experience: ✓ Senior Leadership Experience ✓ Financial and/or Accounting Experience ✓ High-Growth Company Experience ✓ Media and Technology Experience
Class: Class III Director Last Elected: 2024 (Votes For: 98%) Current Term Expires: 2027

Biography:

Mr. Fall has served as a director of the Company since February 2023 and currently serves as the Chair of the Audit Committee. In February 2024, Mr. Fall became the Chief Financial Officer of Artisan Design Group, a leading nationwide provider of design, procurement, and installation services for interior finishes including flooring, cabinets, and countertops, serving single and multi-family residential and commercial construction companies, and property managers. Prior to that, Mr. Fall served as Operating Partner at The Sterling Group, a private equity firm based in Houston, Texas from 2022 to 2024. From 2019 to 2021, Mr. Fall served as the Chief Financial Officer and then as the Chief Operating Officer from 2020 to 2021 of Berlin Packaging, a $2.5B in sales global packing distribution company based in Chicago, Illinois. From 2016 to 2019, Mr. Fall was the Chief Financial Officer of FleetPride, Inc., a $1.6B in sales, heavy-duty truck distribution company based in Irving, TX. Prior to FleetPride, Mr. Fall held CFO positions in three other companies and served as Vice President of Financial Planning and Analysis at AmeriCold (NYSE: COLD), and Nashfinch, now SpartanNash (NASDAQ: SPTN).

Mr. Fall holds a NACD Directorship Certification from the National Association of Corporate Directors. Additionally, he is a Certified Public Accountant, a Certified Management Accountant, a Certified Financial Accountant, a Chartered Global Management Accountant, and a Certified Forensic Accountant. Mr. Fall is also a member of the American Institute of Certified Public Accountants.

Education: Mr. Fall holds a B.S. degree in Accounting and a M.S. degree in Business Economics from the University of Nebraska at Omaha.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

BEATRIZ V. INFANTE
Director Since: May 2014 Age: 70 Independent Committee(s): Audit Committee Compensation Committee (Chair)

Key Skills, Qualifications and Experience:

✓ Senior Leadership Experience

✓ Media and Technology Experience

✓ High-Growth Company Experience

✓ Financial and/or Accounting Experience

✓ U.S. Public Company Board Service Experience

Class: Class III Director Last Elected: 2024 (Votes For: 97%) Current Term Expires: 2027

Biography:

Ms. Infante has served as a director of the Company since May 2014, and she currently serves as Lead Director, Chair of the Compensation Committee and a member of the Audit Committee. Since 2009, Ms. Infante has served as the Chief Executive Officer of BusinessExcelleration, a business consultancy specializing in corporate transformation and renewal. Since October 2017, she has served as director of Ribbon Communications, a cloud communications company formed from the merger of Sonus Networks Inc. and GENBAND Holdings Company, and more recently the acquisition of ECI Telecom Group Ltd, and is currently Chair of the Compensation Committee and member of its Audit and Technology Committees. Since January 2018, she has served as a director of PriceSmart Inc., the largest operator of membership warehouse clubs in Latin America and the Caribbean, and currently serves as Chair of its Digital Transformation Committee and as a member of its Audit Committee. Ms. Infante previously served as a member of PriceSmart’s Compensation Committee from 2018 to 2019 and served as Chair of such committee from 2019 until July 2022.

From January 2010 to October 2017, she served as a director and member of the Compensation Committee of Sonus Networks. From May 2012 until its acquisition by Broadcom in May 2015, Ms. Infante served as a director of Emulex, and was the Chair of its Nominating and Governance Committee and member of its Compensation Committee. From July 2016 until its acquisition by Veeco in May 2017, Ms. Infante served as a director and member of the Nominating and Corporate Governance Committee of Ultratech, Inc. From 1994 to 2019, she served on the Advisory Committee to the Princeton University School of Engineering and Applied Science. Ms. Infante served as Chief Executive Officer and a director of ENXSuite Corporation from May 2010 until it was acquired in October 2011. Ms. Infante served as Chief Executive Officer and a director of VoiceObjects, Inc. from March 2006 until VoiceObjects, Inc. was acquired in December 2008. Ms. Infante served as a director and Interim Chief Executive Officer of Sychron, Inc. from December 2004 to June 2005 until its sale to an investor group. Ms. Infante was Chief Executive Officer and President of Aspect Communications Corporation, a market leader in communications solutions, from April 2000 until October 2003, and was additionally named Chairman in February 2001. Between October 1998 and April 2000, she held additional roles at Aspect Communications.

Ms. Infante has demonstrated her commitment to boardroom excellence by completing NACD's comprehensive program of study for experienced corporate directors - a rigorous suite of courses spanning leading practices for boards and committees. Ms. Infante has been a NACD Board Leadership Fellow since 2012. Ms. Infante supplements her board leadership skills through ongoing engagement with the director community and access to leading practices.

Education: Ms. Infante holds a B.S.E degree in Electrical Engineering and Computer Science from Princeton University and a M.S. degree in Engineering Science from California Institute of Technology.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

EDWARD J. KOLODZIESKI
Director Since: November 2015 Age: 64 Independent Committee(s): Compensation Committee Governance Committee

Key Skills, Qualifications and Experience:

✓ Senior Leadership Experience

✓ Media and Technology Experience

✓ High-Growth Company Experience

✓ Financial and/or Accounting Experience

✓ U.S. Public Company Board Service Experience

Class: Class I Director Current Term Expires: 2025 Last Elected: 2022 (Votes For: 92%)

Biography:

Mr. Kolodzieski has served as a director of the Company since November 2015, and currently serves as a member of the Compensation Committee and the Governance Committee. Since 2013, Mr. Kolodzieski has also served as a Senior Advisor for CVC Capital Partners in the consumer products, retail, and supply chain sectors. In addition, he has served on the advisory board of The Welspun Group since January 2017 and on the Board of Directors of Aperture Pet & Life since April 2024. Previously, Mr. Kolodzieski served as Chairman of the Board for Archway Marketing Services from September 2015 through June 2018, Chairman of And Go Concepts, LLC from August 2018 through March 2020, a Board Director of Vi-Jon Inc from August 2013 through September 2020, and a Director of 99 Holdings from January 2020 through March 2024. Prior to that, Mr. Kolodzieski served as Executive Vice President - Global Sourcing at Wal-Mart, Inc. from February 2010 through his retirement from Wal-Mart in February 2013. Prior to this position, he held several other senior executive positions with Wal-Mart, including Chairman of the Board and Chief Executive Officer of Walmart Japan, Chief Operating Officer of Wal-Mart International, and SVP of Wal-Mart's Neighborhood Market division. Before joining Wal-Mart, he was the President of Acme Markets of Virginia, a supermarket firm with operations in five Mid-Atlantic States.

Mr. Kolodzieski retired in August 2024 as a certified law enforcement officer with over 40 years' experience, and has received training in cyber security and Internet fraud investigations. He has completed courses from the U.S. Department of Justice / National White Collar Crime Center and the Carnegie Mellon University CERT Cyber Security Certification Program.

Mr. Kolodzieski has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for corporate directors, a rigorous suite of courses spanning leading practices for boards and committees. Mr. Kolodzieski was a 2013 NACD Board Governance Fellow.

Education: Mr. Kolodzieski holds a B.S. in Business Management from University of South Florida and an M.B.A. from University of Tampa.

PROPOSALS requiring your vote

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

Overview of Proposal 2

The Audit Committee has selected Deloitte & Touche LLP to serve as our Independent Auditor for fiscal 2025.

We are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our Independent Auditor. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on our Independent Auditor and as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will review its future selection of our Independent Auditor. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our Independent Auditor and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

Vote Required

The affirmative “for” vote of the majority of the votes cast by stockholders who are present, either in person or by proxy, at the Annual Meeting and entitled to vote on the proposal is required for approval of Proposal 2.

RECOMMENDATION OF THE BOARD
✓	Your Board of Directors unanimously recommends a vote FOR the ratification of Deloitte & Touche LLP as our Independent Auditor for fiscal 2025.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the fiscal year ended September 30, 2024, and for fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	Fiscal 2024	Fiscal 2023
Audit Fees(1)	$1,259,934	$1,175,200

Audit-Related Fees	$0	$0

Tax Fees(2)	$311,028	$270,825

All Other Fees (3)	$1,895	$1,895
Total Fees	$1,572,857	$1,447,920

(1)
Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements and the review of our unaudited quarterly financial statements.
(2)
Tax fees consisted principally of tax return preparation, planning and compliance work.
(3)
All other fees consisted principally of access to online accounting research software applications and data.

PROPOSALS requiring your vote

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Under its Charter, its policy and applicable law, the Audit Committee preapproves all audit and permissible non-audit services to be provided by our Independent Auditor, including audit services, audit-related services, tax services and other services. The Audit Committee has delegated authority to the Chair of the Audit Committee in some cases to preapprove the provision of services by our Independent Auditor, which preapprovals the Chair then communicates to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its Independent Auditor. We obtain these services from other service providers as needed.

Audit Committee Report

The Company’s management team is responsible for the Company’s financial statements, internal controls and financial reporting process. Our Independent Auditor is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with GAAP. The Audit Committee was established for the purpose of representing and assisting the Board in overseeing the Company’s accounting and financial reporting processes and audits of the Company’s annual financial statements, including the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory authority requirements, the Independent Auditor’s qualifications, independence, and performance. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Independent Auditor.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the Independent Auditor the matters required to be discussed with the Independent Auditor pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from the Independent Auditor required by applicable requirements of the PCAOB regarding the Independent Auditor’s communications with the Audit Committee concerning independence and has discussed with the Independent Auditor its independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements for fiscal 2024 be included in the 2024 Form 10-K to be filed with the SEC. The Board approved including the Company’s audited financial statements for fiscal 2024 in the 2024 Form 10-K.

The Audit Committee: Amath Fall, Chair George H. Ellis Beatriz V. Infante

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

PROPOSALS requiring your vote

Proposal 3 – Approval of an Advisory Resolution on Named Executive Officer Compensation

Overview of Proposal 3

We are asking stockholders to approve an advisory resolution on the compensation of the Company’s named executive officers as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee’s goals in setting executive compensation are to support the attainment of our short-term and long-term financial and strategic objectives, reward executives for continuous growth in earnings and stockholder value and align executives’ interests with those of our stockholders. To achieve these goals, our executive compensation structure emphasizes performance-based compensation, including annual incentive compensation and stock-based awards with multi-year vesting schedules.

We urge stockholders to read the “Compensation Discussion and Analysis,” beginning on page 42 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on page 59 through page 77, which provide detailed information on the compensation of our NEOs. The Board and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

“RESOLVED, that the stockholders of Liquidity Services, Inc. approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2025 Annual Meeting of Stockholders.”

This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board has adopted a policy of providing for annual “say on pay” advisory votes. Unless the Board modifies its policy on the frequency of holding “say on pay” advisory votes, the next “say on pay” advisory vote will occur in 2026.

Vote Required

The affirmative “for” vote of the majority of the votes cast by stockholders who are present, either in person or by proxy, at the Annual Meeting and entitled to vote on the proposal is required for approval of Proposal 3.

RECOMMENDATION OF THE BOARD
✓	Your Board of Directors unanimously recommends a vote FOR the advisory resolution on executive compensation.

Executive Compensation

Compensation Discussion and Analysis

This section describes our compensation strategy, programs and practices for the below listed executive officers during fiscal 2024:

Executive Officer	Principal Position
William P. Angrick, III	Chairman and Chief Executive Officer
Jorge A. Celaya	Chief Financial Officer
John P. Daunt	Chief Commercial Officer
Steven J. Weiskircher	Chief Technology Officer
Mark A. Shaffer	Chief Legal Officer and Corporate Secretary

In this proxy statement, we refer to these individuals as our named executive officers or “NEOs”.

Executive Summary

The Compensation Committee believes in a “pay-for-performance” approach that aligns executive compensation with stockholder interests. This means that a significant portion of an executive's compensation should be at risk and may vary from “targeted” compensation based upon the level of achievement of specified performance objectives. Our pay for performance executive compensation philosophy and the elements of our executive compensation program for fiscal 2024 are summarized below:

•
The main objectives of our executive compensation program are to drive continuous stockholder return by motivating executives to achieve short-term and long-term financial and strategic objectives, to reward executives for continuous growth in earnings and stockholder value, and to align executives’ interests with those of our stockholders.
•
Our executive compensation program emphasizes performance-based compensation, including annual incentive compensation and stock-based awards, such as options and RSUs. For fiscal 2024, 50% of the stock-based awards granted to our NEOs had performance-based vesting criteria.
•
The Compensation Committee evaluates and sets the compensation levels of our NEOs. In setting compensation levels for NEOs, the Compensation Committee solicits the input and recommendations of our Chairman and CEO and engages an independent compensation consultant to conduct market reviews of our competitive market for executive talent.
•
90% of our Chairman and CEO’s targeted total direct compensation for fiscal 2024 was delivered through variable incentives for which payout is tied to achievement of pre-determined performance objectives.
•
On average, approximately 76% of the targeted total direct compensation for fiscal 2024 of the other NEOs was delivered through variable incentives with payout tied to achievement of pre-determined performance objectives.
•
We emphasize equity-based long-term incentives to ensure executives are focused on longer-term operating objectives and stock price performance in addition to shorter-term goals. The targeted value for long-term incentive awards for the NEOs other than Mr. Angrick is approximately 61% of the targeted value of their annual incentive awards and for Mr. Angrick is approximately 74% of the targeted value of such award.

EXECUTIVE COMPENSATION

•
To support the retention and incentive purposes of our executive compensation program, each of our NEOs received time-based and performance-based options and RSUs in fiscal 2024.

Our business and financial performance significantly impacted the design of our 2024 executive compensation program and the timing of decisions related to such program. In fiscal 2024, we achieved some notable financial and operational milestones, including:

•
In fiscal 2024, we generated $1.367 billion of gross merchandise volume, which is the total sales value of all merchandise sold by us or our sellers through our marketplaces or by us through other channels during a given period of time.
•
We generated revenue of $363 million in fiscal 2024 through multiple sources, including transaction fees from sellers and buyers, proceeds from the sale of products we purchased from sellers, and value-added service charges.
•
During fiscal 2024, the number of registered buyers on our marketplaces grew by 7% from approximately 5.1 million to approximately 5.5 million.
•
During fiscal 2024, we had approximately 4.0 million auction participants in our online auctions, a 22% increase from the approximately 3.3 million auction participants in fiscal 2023.

The following charts provide additional information on our fiscal 2024 financial milestones:

EXECUTIVE COMPENSATION

The Company’s actual performance for fiscal 2024 resulted in below-target payments to our NEOs under our annual incentive program and our long-term incentive programs completed during 2024. Additional information on target compensation and the compensation actually received by our NEOs is described in additional detail in the below charts.

EXECUTIVE COMPENSATION

* The average NEO target and realized amounts reflected in the above charts were calculated based on the compensation of Messrs. Celaya, Daunt, Weiskircher and Shaffer.

** Realized long-term equity incentive pay includes only those options exercised in the applicable period.

EXECUTIVE COMPENSATION

Best Practices

Our approach to executive compensation incorporates these best practices:

✓
The Compensation Committee receives objective advice from an independent compensation consultant, Aon plc.
✓
Our Board has adopted a clawback policy applicable to all cash incentive payments and performance-based equity awards granted to our executive officers.
✓
No employee is entitled to any “single trigger” equity acceleration with a change in control.
✓
All named executive officers must own Company common stock equal to 150% of their annual base salaries (600% for the Chairman and CEO).
✓
We do not provide excise tax gross-ups.

“Say‑on‑Pay” Advisory Vote on Executive Compensation

We asked stockholders to vote on a “say on pay” advisory vote on our executive compensation at the 2024 Annual Meeting of Stockholders. Stockholders expressed substantial support for the compensation of our NEOs with approximately 98% of the votes cast in favor of the “say on pay” proposal. The Compensation Committee carefully evaluated the results of the 2024 advisory vote at its March 2024 meeting. The Compensation Committee also considers many other factors in evaluating our executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Compensation Committee’s assessment of total shareholder return, the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and a review of peer group and survey data, each of which is evaluated in the context of the Compensation Committee’s fiduciary duty to act as the directors determine to be in stockholders’ best interests. While each factor bore on the Compensation Committee’s decisions regarding executive compensation, the Compensation Committee did not change our executive compensation program and policies as a direct result of the 2024 “say on pay” advisory vote.

EXECUTIVE COMPENSATION

General Compensation Philosophy

The Company’s executive compensation program is designed to:

•
align executives’ interests with those of our stockholders;
•
support the attainment of our short-term and long-term financial, operational, and strategic objectives;
•
reward executives for continuous growth in earnings and stockholder value;
•
attract, retain and motivate key executives; and
•
encourage a long-term commitment to the Company.

* Percentages calculated based upon the average target total compensation of our NEOs (inclusive of Mr. Angrick) for fiscal 2024.

Short-Term Incentive Compensation		Long-Term Incentive Compensation
Annual Base Salary	Annual Cash Incentive
•
Aligns executives’ interests with stockholders’ interests and drives decisions and achieves goals that will help us remain competitive;
•
Attracts executives with an interest in creating long-term stockholder value;
•
Rewards executives for building and sustaining stockholder value; and
•
Retains executives both through growth in their equity value and the vesting provisions of our stock awards.

• Attracts and retains executives by fairly compensating them for performing the fundamental requirements of their positions.
•
Motivates executives to achieve specific annual financial, operational and strategic goals and objectives whose achievements are critical to short-term and long-term success;
•
Rewards executives in proportion to the goals achieved each year; and
•
Attracts executives with an interest in linking their composition package directly to higher corporate performance.

EXECUTIVE COMPENSATION

Factors Considered When Determining Compensation. The Compensation Committee seeks to set executive compensation at competitive levels that it considers appropriate for a company of our size and stage of growth. Annually, the Compensation Committee determines and approves the total compensation level of each of our NEOs based on its evaluation of external market conditions and Company performance. The Compensation Committee also considers each executive’s level of experience, unique skills and abilities critical to the Company, and the executive’s tenure, position, responsibilities and performance with the Company. The Compensation Committee considers recommendations from the Chairman and CEO regarding levels for base salary, annual incentive awards and long-term incentive awards for NEOs. The Chairman and CEO annually provides to the Compensation Committee historical and prospective breakdowns of the total direct compensation components for each NEO.

Pay Mix. Because our NEOs are in a position to directly influence our performance, a significant portion of their compensation is delivered as at-risk compensation in the form of an annual cash incentive award and a long-term incentive award. We rely on a mix of compensation components intended to reward short-term results (in the form of annual cash incentive awards) and motivate long-term performance (in the form of stock options and RSU grants that vest over several years). We do not have a specific allocation target between cash and equity compensation or between annual and long-term incentive compensation. Instead, we retain flexibility when determining the compensation mix to react to our evolving business environment and our specific hiring and retention requirements. In fiscal 2024, approximately 49% or more of the target total direct compensation for each of our NEOs, including approximately 53% of the target total direct compensation for the Chairman and CEO, was performance-based or tied directly to the performance of our stock (in the form of target annual cash incentive awards and performance-based stock options and RSU awards), consistent with our compensation philosophy to link executive compensation with stockholder returns and achievement of strategic business objectives.

EXECUTIVE COMPENSATION

* Percentages reflect the average compensation of Messrs. Celaya, Daunt, Weiskircher and Shaffer for fiscal 2024.

Role of the Compensation Consultant. The Compensation Committee has engaged Aon plc (the “Compensation Consultant”), a leading industry compensation consultant, on an annual basis to assess the market competitiveness of our executive compensation program, so our program attracts and retains the executive talent essential to achieving our business plans. For fiscal 2024, the Compensation Committee engaged the Compensation Consultant to assess the market competitiveness of our executive compensation program and to assist in evaluating and setting executive compensation levels. Prior to such engagement, the Compensation Committee determined that there was no conflict of interest between the Compensation Committee and the Compensation Consultant. In making this determination, the Compensation Committee considered these six factors regarding the Compensation Consultant:

(i)
the provision of other services to us by the Compensation Consultant;
(ii)
the fees paid by us to the Compensation Consultant, as a percentage of the total revenue of the Compensation Consultant;
(iii)
the policies and procedures of the Compensation Consultant designed to prevent conflicts of interest;
(iv)
any business or personal relationship between the Compensation Consultant and any member of the Compensation Committee;
(v)
any of our stock owned by the Compensation Consultant; and
(vi)
any business or personal relationship between the Compensation Consultant and any of our executive officers.

The scope of the Compensation Consultant’s work included a review of the Company’s executive compensation practices, assistance with developing an appropriate peer group, and presentation to the Compensation Committee of a report regarding executive compensation trends for similarly sized companies and the market competitiveness of our

EXECUTIVE COMPENSATION

executive compensation program. The Compensation Consultant was engaged directly by the Compensation Committee and provided no services other than the executive and director compensation consulting services.

To assist the Compensation Committee in its market review for fiscal 2024, the Compensation Consultant prepared an analysis of the market competitiveness of the aggregate value of total direct compensation (i.e., base salary, annual cash bonus and long-term equity incentives) and the market competitiveness of each element of compensation for each NEO. The market review was based upon two different sources of compensation data—the Radford Global Technology Survey and publicly available market data from a selected peer group of companies. The Radford Global Technology Survey is a national survey that contains compensation data for high-technology sector companies. The survey data was used as a market reference to assess how the Company’s compensation practices for top executives compare to market practices and to confirm that the overall compensation mix is reasonably aligned with the marketplace.

The peer companies utilized in the review were updated for fiscal 2024 by the Compensation Consultant with input from the Compensation Committee and were approved by the Compensation Committee. The updated peer group was developed using several criteria (e.g., sector, market capitalization, revenue and headcount) and consists of companies of similar size and complexity that occupy the e-commerce space. As part of the update for fiscal 2024, one company (Quotient Technology) was removed from the fiscal 2023 peer group due to its acquisition and another company (SPS Commerce) was removed because it ceased to be an appropriate comparator as its market capitalization and headcount were above the target range. Four new companies (ACV Auctions, Everbridge, Magnite and Model N) were added to the peer group. The peer group companies for the fiscal 2024 review were:

• ACV Auctions	• Model N
• Agilysys	• PetMed Express
• American Software	• Porch Group
• BigCommerce	• PROS
• CarParts.com	• PubMatic
• Cars.com	• QuinStreet
• comScore	• RB Global (previously Ritchie Bros.)
• DHI Group	• Shutterstock
• Eventbrite	• The RealReal
• Everbridge	• TrueCar
• LivePerson	• Upland Software
• Magnite

At the time of the fiscal 2024 review, we were at the 42nd percentile of the peer group for revenue, the 17th percentile for headcount, and the 50th percentile for market capitalization.

The Compensation Committee considers market data in setting compensation levels but does not target or position NEO pay levels at a specific percentile level relative to the peer group. Instead, the Compensation Committee reviews total direct compensation and the mix of the compensation components relative to the peer group as one factor in determining if compensation is adequate to attract and retain qualified executives. The compensation decisions specific to each component of total direct compensation for the NEOs are discussed below.

EXECUTIVE COMPENSATION

Base Salary

Summary. Base salaries for NEOs are designed to be competitive when compared with prevailing market rates. Base salaries are reviewed annually and at the time of promotion or other changes in responsibilities. In determining whether to award base salary increases, the Compensation Committee considers the Company’s overall business outlook, the Company’s budget, the executive’s individual performance, historical compensation, market compensation levels for comparable positions, internal pay equity and other factors, including any retention concerns. Under the employment agreements in place with our NEOs, the Compensation Committee may not reduce the salary of a NEO downward unless the NEO consents to a reduction.

Fiscal 2024. For fiscal 2024, the Compensation Committee approved base salaries in the following amounts for our NEOs:

Named Executive Officer	2024 Salary	2023 Salary	Percentage Increase
William P. Angrick, III	$460,000	$435,000	6%
Jorge A. Celaya	$450,000	$404,175	11%
John P. Daunt	$400,000	$383,959	4%
Steven J. Weiskircher	$401,000	$379,990	6%
Mark A. Shaffer	$387,000	$354,768	9%

For fiscal 2024, the Compensation Committee considered several factors, including experience, tenure, individual performance and organizational structure, and determined to increase the base salary by the percentages noted above with the goal of ensuring fair and market-aligned base salary levels for each of our NEOs.

Fiscal 2025. For fiscal 2025, the Compensation Committee approved base salaries in the following amounts for our NEOs:

Named Executive Officer	2025 Salary	Percentage Increase
William P. Angrick, III	$470,000	2%
Jorge A. Celaya	$459,000	2%
John P. Daunt	$412,000	3%
Steven J. Weiskircher	$414,000	3%
Mark A. Shaffer	$407,000	5%

For fiscal 2025, the Compensation Committee considered several factors, including experience, tenure, individual performance and organizational structure, and determined to increase the base salary by the percentages noted above with the goal of ensuring fair and market-aligned base salary levels for each of our NEOs. The increase for Mr. Shaffer is slightly higher than the other NEOs to bring his compensation closer to market standards.

EXECUTIVE COMPENSATION

Annual Incentive Compensation

Summary. Each of our NEOs are eligible to participate in the Liquidity Services, Inc. Annual Incentive Plan (the “AIP”). The AIP, which is administered by the Compensation Committee, provides our NEOs the opportunity to earn annual incentive compensation in the form of “at risk” performance-based cash bonuses. These cash bonuses are designed to motivate our NEOs to achieve certain corporate financial performance objectives (the “Performance Objectives”) consistent with the Company’s strategic plan. The more successful the Company’s performance (as measured against the Performance Objectives), the higher the potential payout under the AIP. Payouts of annual cash bonuses vary significantly from year to year based on the Company’s financial performance. For example, over the last five years, the payout to our Chairman and CEO has ranged from 47% to 225% of his base salary.

At the beginning of each fiscal year, the Compensation Committee sets the Performance Objectives as well as the range of possible payouts for each of our NEOs. As part of this process, the Compensation Committee selects the financial metrics against which the Company’s performance will be measured. These metrics typically include those that management uses to gauge the Company’s performance (e.g., Consolidated Adjusted EBITDA and Consolidated Direct Profit). As used herein, the terms “Consolidated Adjusted EBITDA” and “Consolidated AEBITDA” have the same meaning as Non-GAAP Adjusted EBITDA as described in the 2024 Form 10-K. As used herein, the term “Consolidated Direct Profit” means the Company’s total segment revenue less cost of goods sold (excluding depreciation and amortization).

The Compensation Committee also establishes a threshold, target and maximum achievement level for each metric. If the Company’s performance falls below the threshold level for a metric, there is no payout on that metric. If the threshold level is met, our NEOs are eligible for a payout on that metric. The amount of such payout is dependent upon the Company’s actual performance as measured against the achievement levels for the metric. If the Company’s actual performance exceeds the threshold level on one metric but fails to do so on another, the payout to our NEOs would be limited accordingly as further described below.

The Compensation Committee endeavors to set appropriate threshold, target and maximum achievement levels. These levels are evaluated annually with input from the Compensation Consultant and are consistent with the Company’s business plan and strategic objectives. The Compensation Committee cannot specify the degree of difficulty required to meet target achievement levels but believes that achievement would require substantial and sustained performance by the Company.

As mentioned above, the range of possible payouts a NEO is eligible to receive is set by the Compensation Committee at the beginning of each fiscal year. The Compensation Committee sets a target bonus for each NEO, which the NEO will be eligible to receive if the Company’s performance equals the target achievement levels on each metric. The target bonus is set as a percentage of base salary based upon (1) the relative scope and responsibility of the NEO’s position and his, her or their respective impact on overall Company performance; and (2) comparative compensation data. If the Company’s performance exceeds the threshold achievement level but does not reach the target achievement level for a metric, the NEO will be eligible for a payout below target for that metric. If the Company’s performance exceeds the target achievement level for a metric, the NEO will be eligible for a payout above target for that metric subject to the applicable maximum established by the Compensation Committee. NEOs receive no payouts for below-threshold or above-maximum achievement. Additional information on the range of possible payouts to our NEOs for fiscal 2024 is provided below. Notwithstanding the foregoing, our NEOs are not entitled to any payout under the AIP. The Compensation Committee retains the discretion to increase or decrease payouts based on the Company’s (or the NEO’s) performance during the fiscal year.

EXECUTIVE COMPENSATION

Fiscal 2024 Performance Objectives and Achievement Levels. At its December 2023 meeting, the Compensation Committee established the Performance Objectives for fiscal 2024. The metrics chosen were Consolidated Direct Profit and Consolidated AEBITDA, weighted equally. The Compensation Committee selected these metrics because they are key metrics used by management to measure the Company’s performance.

The Compensation Committee also determined that if the Company’s actual performance met the threshold set forth below for a metric, our NEOs would be eligible to receive a 20% payout on that metric. If actual performance fell between the threshold and the target on a metric, our NEOs would be eligible to receive a payout between 20% and 100% of the target payout on that metric. If actual performance met the target on a metric, our NEOs would be eligible to receive a 100% payout on that metric. If actual performance fell between the target and the maximum on a metric, our NEOs would be eligible to receive a payout between 100% and 150% of the target payout on that metric. The Compensation Committee chose to cap payouts at 150% of the target payout for fiscal 2024. As a result, even if the Company’s actual performance exceeded the maximum set forth below, our NEOs would be limited to a 150% payout on that metric.

Consolidated Direct Profit Achievement Levels
Threshold	Target	Maximum
$176.2M	$191.6M	$203.0M

Consolidated AEBITDA Achievement Levels
Threshold	Target	Maximum
$46.2M	$51.6M	$56.3M

The Compensation Committee strives to set target at a level which requires considerable improvement to the Company’s financial performance year-over-year, further emphasizing our pay-for-performance approach to executive compensation. The target achievement levels set forth above require approximately 15% year-over-year growth.

Fiscal 2024 Target and Maximum Awards. As described above, the amount ultimately paid to each NEO depends on the Company’s actual performance as measured against the Performance Objectives. The below table shows the target and maximum awards for fiscal 2024:

Named Executive Officer	Fiscal 2024 Target Award as Percentage of Base Salary	Fiscal 2024 Annual Incentive Target	Fiscal 2024 Maximum Award as Percentage of Base Salary	Fiscal 2024 Annual Incentive Maximum
William P. Angrick, III	150%	$690,000	225%	$1,035,000
Jorge A. Celaya	80%	$360,000	120%	$540,000
John P. Daunt	80%	$320,000	120%	$480,000
Steven J. Weiskircher	50%	$200,500	75%	$300,750
Mark A. Shaffer	50%	$193,500	75%	$290,250

The target award percentages for fiscal 2024 remained the same as in fiscal 2023 for each of our NEOs.

Fiscal 2024 Results and Payouts. At the end of fiscal 2024, our Chairman and CEO assessed the Company’s performance against the Performance Objectives and made a recommendation to the Compensation Committee regarding payouts to our NEOs. The Compensation Committee considered the recommendations, independently assessed the Company’s performance against the Performance Objectives and approved the payouts described below.

The Company’s actual performance in fiscal 2024 exceeded the threshold achievement level but fell short of the target achievement level on both the Consolidated Direct Profit metric and the Consolidated AEBITDA metric. As a result, the Compensation Committee approved payouts to our NEOs equal to 80% of the target bonus for the Consolidated Direct Profit metric and 68% of the target bonus for the Consolidated AEBITDA metric.

EXECUTIVE COMPENSATION

Fiscal 2024 results and related payments appear in the table below.

Name and Principal Position	Consolidated Direct Profit	Consolidated Adjusted EBITDA	2024 Incentive Target	2024 Actual Payout	2024 Actual Payout as a % of Target
William P. Angrick, III Chairman and Chief Executive Officer	80%	68%	$690,000	$510,600	74%
Jorge A. Celaya Chief Financial Officer	80%	68%	$360,000	$266,400	74%
John P. Daunt Chief Commercial Officer	80%	68%	$320,000	$236,800	74%
Steven J. Weiskircher Chief Technology Officer	80%	68%	$200,500	$148,370	74%
Mark A. Shaffer Chief Legal Officer and Corporate Secretary	80%	68%	$193,500	$143,190	74%

Fiscal 2025 Annual Incentive Compensation. At its December 2024 meeting, the Compensation Committee determined that the Performance Objectives for fiscal 2025 would be the same as those selected for fiscal 2024 (i.e., Consolidated Direct Profit and Consolidated AEBITDA weighted equally). These metrics were selected because they continue to be the key metrics used by management to measure the Company’s performance. Additionally, as in fiscal 2024, the Compensation Committee chose to limit maximum payouts to 150% of the target bonus for fiscal 2025. The targets for each of the Performance Objectives will be disclosed in our 2026 proxy statement.

In addition to setting the Performance Objectives for fiscal 2025, the Compensation Committee reviewed the target and maximum awards for our NEOs at its December 2024 meeting and set the following award opportunities for fiscal 2025:

Named Executive Officer	Fiscal 2025 Target Award as Percentage of Base Salary	Fiscal 2025 Annual Incentive Target	Fiscal 2025 Maximum Award as Percentage of Base Salary	Fiscal 2025 Annual Incentive Maximum
William P. Angrick, III	150%	$705,000	225%	$1,057,500
Jorge A. Celaya	80%	$367,200	120%	$550,800
John P. Daunt	80%	$329,600	120%	$494,400
Steven J. Weiskircher	50%	$207,000	75%	$310,500
Mark A. Shaffer	50%	$203,500	75%	$305,250

The target award percentages for fiscal 2025 remained the same as in fiscal 2024 for each of our NEOs.

Long-Term Incentive Compensation

Summary. We grant long-term equity compensation on an annual basis to our executive officers to attract, retain and reward our executives and strengthen the mutuality of interests between our executives and our stockholders. The Compensation Committee annually determines whether to grant equity-based incentives to executives. In making its determinations, the Compensation Committee considers factors such as market data, the executive’s and the Company’s performance in the last year and the results achieved by the executive, the executive’s base salary and the Compensation Committee’s view regarding the future potential of long-term contributions of the executive. Recommendations of the Chairman and CEO are also considered with respect to executive officers other than the Chairman and CEO.

The Compensation Committee has historically made the annual grants of long-term incentive compensation at a regularly scheduled meeting after financial results become available for the prior fiscal year. As the Compensation

EXECUTIVE COMPENSATION

Committee’s meeting schedule is established before the start of each fiscal year, the proximity of any grants to earnings announcements or other market events is coincidental. The Compensation Committee’s policy is to grant option and RSU awards on or after the date it approves them. For options, the exercise price is determined under the terms of the LTIP (typically, the closing price of our common stock on the Nasdaq Stock Market on the date of grant) and cannot be less than the fair market value of our common stock as of that date. In the case of Mr. Angrick, who beneficially owns greater than 10% of the Company’s outstanding common stock, the option exercise price for any options granted to him which are intended to be incentive stock options cannot be less than 110% of the fair market value of our common stock on the date of grant. Besides grants of options made as part of long-term incentive compensation awards, executive officers may receive options with the commencement of employment or upon promotion. In these cases, the exercise price is typically the closing price of our common stock on the Nasdaq Stock Market on the date the Compensation Committee approves the award.

Fiscal 2024 Long-Term Equity Compensation. For fiscal 2024, the Compensation Committee chose to grant a mix of option and RSU awards to each of our NEOs. Each NEO received 70% of his equity compensation in the form of RSUs and 30% in the form of options. Half of the granted options and RSUs have time-based vesting criteria while the other half have performance-based vesting criteria. The time-based options vest over a four-year period with 25% vesting on January 1, 2025 and 1/48th vesting each month thereafter for 36 months. The time-based RSUs vest over a four-year period with 25% vesting on each of January 1, 2025, January 1, 2026, January 1, 2027 and January 1, 2028.

Performance-based options and RSUs vest only if the Company achieves certain financial milestones. For fiscal 2024, the Compensation Committee selected Consolidated Direct Profit and Consolidated AEBITDA, each weighted equally, as the financial milestones that must be satisfied for performance-based vesting. Beginning on January 1, 2025 and on each April 1, July 1, October 1 and January 1 through January 1, 2027 (each, a “Measurement Date”), the Company’s trailing 12-month Consolidated Direct Profit and Consolidated AEBITDA results will be compared to the below tables to determine what percentage of vesting has occurred.

Consolidated Direct Profit
Results	% of Total Award Vesting
$195M	10%
$205M	20%
$215M	30%
$225M	40%
$235M	50%

Consolidated AEBITDA
Results	% of Total Award Vesting
$52.5M	10%
$56M	20%
$59M	30%
$62M	40%
$65M	50%

The two metrics will be evaluated independently consistent with the Company’s historic practice with respect to assessing the achievement of performance-based vesting criteria. If, as of a Measurement Date, the Company achieves the results required for vesting on one metric but not the other, the percentage of the total grant vesting will be adjusted according to the weight assigned to that metric. For example, if as of a Measurement Date, the Company’s trailing 12-month Consolidated Direct Profit is $196 million and its Consolidated EBITDA is $52 million, only the Consolidated Direct Profit 20% threshold would be met and 10% of the total grant would vest (i.e., 20% of Consolidated Direct Profit with 50% weight). If, however, on the same Measurement Date, the Company’s trailing 12-month Consolidated Direct Profit is $196 million and its Consolidated EBITDA is $53 million, both thresholds would be met and 20% of the total grant would vest. Vesting is also cumulative. For example, as described above, if on a Measurement Date, the Consolidated Direct Profit 20% threshold is met but the Consolidated AEBITDA 20% threshold is not, 10% of the grant would vest. If, as of a subsequent Measurement Date, the Consolidated AEBITDA 20% threshold is met, an additional 10% of the total grant would vest for a cumulative total of 20%. The Compensation Committee also determined that no more than 33% of a performance-based award may vest in the first year of the performance period and no more than 66% may vest in the first two years of the performance period.

EXECUTIVE COMPENSATION

The long-term equity compensation awards for fiscal 2024 were approved by the Compensation Committee at its December 5, 2023 meeting. In determining the award for each of our NEOs, the Compensation Committee considered the award granted to each NEO in fiscal 2023, each NEO’s job responsibilities, the awards granted to similarly situated executives at peer group companies, each NEO’s experience and individual performance and recommendations of the Chairman and CEO.

The target value of each NEO’s equity compensation for fiscal 2024 as a percentage of base salary is as shown in the table below.

Named Executive Officer	Target Value of Equity Compensation as a Percentage of Base Salary
William P. Angrick, III	720%
Jorge A. Celaya	321%
John P. Daunt	260%
Steven J. Weiskircher	240%
Mark A. Shaffer	204%

The following award types were granted to our NEOs in fiscal 2024:

Award Type	Vesting Schedule	Performance Goals
Time-Based Options	12/48th on 1/1/2025 and 1/48th monthly thereafter for 36 months	N/A
Time-Based RSUs	25% on 1/1/2025 and 25% on each of 1/1/2026, 1/1/2027 and 1/1/2028	N/A
Performance-Based Options	Vesting from 1/1/2025 through 1/1/2027	Based on trailing 12-month Consolidated Direct Profit and Consolidated AEBITDA results measured quarterly from 1/1/2025 through 1/1/2027
Performance-Based RSUs	Vesting from 1/1/2025 through 1/1/2027	Based on trailing 12-month Consolidated Direct Profit and Consolidated AEBITDA results measured quarterly from 1/1/2025 through 1/1/2027

The number of options and RSUs granted to our NEOs in fiscal 2024 is included in the “Grants of Plan Based Awards for Fiscal 2024” table below.

EXECUTIVE COMPENSATION

Fiscal 2025 Long-Term Equity Compensation. In December 2024, the Compensation Committee determined to grant our NEOs the same mix of options and RSUs for fiscal 2025 as it granted for fiscal 2024. For each NEO, 70% of his, her or their equity compensation for fiscal 2025 will be RSUs and 30% will be options. Half of the granted options and RSUs have time-based vesting criteria while the other half have performance-based vesting criteria. The time-based options vest over a four-year period with 25% vesting on January 1, 2026 and 1/48th vesting each month thereafter for 36 months. The time-based RSUs vest over a four-year period with 25% vesting on each of January 1, 2026, January 1, 2027, January 1, 2028 and January 1, 2029. The performance-based options and RSUs vest based on the Company’s Consolidated Direct Profit and Consolidated AEBIDTA results over a four-year performance period ending January 1, 2029. As was the case for fiscal 2024, the Compensation Committee decided to use Consolidated Direct Profit and Consolidated AEBIDTA as performance metrics as they continue to be key metrics used by management to measure the Company’s performance. However, the Compensation Committee determined to increase the performance period from three years (as was the case for fiscal 2024) to four years to provide a longer opportunity to achieve the performance targets.

Other Compensation and Benefit Programs

Our NEOs are eligible to participate in benefit plans available to substantially all of our employees, including the 401(k) Plan, medical insurance, dental insurance, life insurance and disability insurance programs. We do not provide our NEOs with any additional benefits or perquisites not available to all other employees.

Employment Agreements

We have entered into employment agreements with each of our NEOs that provide for, among other things, specified payments in the event of termination of employment under certain circumstances. The terms of these agreements are described under “Employment Agreements” below. The Compensation Committee believes it is important to provide our executives with some measure of financial security if their employment with the Company is terminated without cause or in connection with certain unforeseen circumstances. The Compensation Committee believes that these arrangements encourage an executive to comply with post-termination restrictive non-competition covenants and to cooperate with the Company both before and after the executive’s employment is terminated. The Compensation Committee believes these arrangements are reasonable and that it is beneficial to have agreements in place that specify the exact terms and benefits an executive receives if the Company elects to terminate such executive’s employment. Such agreements encourage executives to make sound decisions in the interest of our long-term performance, regardless of personal employment risk.

Stock Ownership and Anti-Hedging Requirements

In fiscal 2014, the Board adopted an Executive Stock Ownership Policy obligating NEOs to hold a number of shares of our common stock as shown in the below table.

Executive	Ownership Requirement as a Percentage of Base Salary
CEO	600%
Other NEOs	150%

Each NEO has five years after such NEO’s date of hire or designation as a NEO to satisfy this requirement. Each of our NEOs has satisfied or is on track to satisfy the stock ownership requirement within the applicable timeframe.

Pursuant to the Executive Stock Ownership Policy, a NEO may not purchase any financial instrument or enter into any transaction that hedges, pledges, or offsets any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds) except with the advance approval of the Board. On September 11, 2020, the Board approved in advance Mr. Angrick’s pledge of 1,400,000 shares of common stock. This approval was reviewed and extended on December 6, 2021 until such date as the Board revokes its approval. In reviewing and extending this approval, the Board took note of certain facts and circumstances that helped moderate risk to the Company from the pledge, including: (i) shares pledged by Mr. Angrick would be derived from shares purchased by Mr. Angrick for investment purposes as compared to shares received by Mr. Angrick as executive compensation; (ii) the pledge having a 50% loan-to-value ratio and only requiring funding for the difference between 50% of the original share value at the time of pledge and the then current price; (iii) the limited size of the pledge in reference to Mr. Angrick’s overall

EXECUTIVE COMPENSATION

holdings; and (iv) Mr. Angrick’s lack of reliance on the pledged shares for compliance with the Executive Stock Ownership Policy. No other NEO has requested or been granted approval to enter into such a transaction.

A copy of the Executive Stock Ownership Policy is available on the Company’s website at https://investors.liquidityservices.com/corporate-governance.

Clawback Policy

On October 26, 2022, the SEC adopted final rules to implement the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which direct the national securities exchanges and associations (including our own securities exchange, Nasdaq) to establish listing standards requiring each issuer to develop and implement a policy providing for the recovery, in the event of an accounting restatement, of incentive-based compensation received by current or former executive officers where the compensation was based on erroneously reported financial information. Following Nasdaq’s adoption of updated listing standards as required by the final rules, the Company amended its clawback policy effective October 1, 2023 (the “Amended Policy”) to comply with these requirements. A copy of the Amended Policy is available on the Company’s website at https://investors.liquidityservices.com/corporate-governance.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

Our equity awards are generally granted on fixed dates determined in advance. The Compensation Committee’s general practice is to complete its annual executive compensation review and determine performance goals and target compensation for our executives, which coincides with the Company’s regularly scheduled Board meetings, then such equity awards are granted. Annual equity awards are typically granted to our executives in December of each fiscal year. On limited occasions, the Compensation Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention, or other purposes.

Our Compensation Committee approves all equity award grants on or before the grant date and does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, the Compensation Committee does not time the release of material nonpublic information based on equity award grant dates.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of our NEOs, which includes our principal executive officer (Mr. Angrick), our principal financial officer (Mr. Celaya) and our three other most highly compensated executive officers (Mr. Daunt, Mr. Weiskircher and Mr. Shaffer) serving as of September 30, 2024.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non‑Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William P. Angrick, III Chairman and Chief Executive Officer	2024	460,000		2,414,859	895,033	510,600	15,650	4,296,142
	2023	435,000		2,070,096	796,876	456,750	13,295	3,772,017
	2022	420,000		2,522,676	1,184,952	198,828	14,040	4,340,496
Jorge A. Celaya Chief Financial Officer	2024	450,000		1,049,045	393,848	266,400	14,810	2,174,103
	2023	404,175		627,512	248,602	226,338	12,455	1,519,082
	2022	392,403		350,282	164,939	99,074	13,200	1,019,898
John P. Daunt Chief Commercial Officer	2024	400,000		757,154	284,284	236,800	15,410	1,693,648
	2023	383,959		627,512	248,602	215,017	12,893	1,487,983
	2022	362,208		350,282	164,939	80,019	13,200	970,648
Steven J. Weiskircher Chief Technology Officer	2024	401,000		699,363	262,626	148,370	13,970	1,525,329
	2023	379,990		423,594	167,776	132,997	11,434	1,115,791
	2022	348,295		560,773	263,817	54,961	12,140	1,239,986
Mark A. Shaffer Chief Legal Officer and Corporate Secretary	2024	387,000		573,203	215,215	143,190	14,089	1,332,697
	2023	354,768		392,385	155,451	124,169	11,434	1,038,207
	2022	344,435		350,282	164,939	54,352	12,140	926,148

(1)
Each of the NEOs contributed a portion of his, her or their salary to the 401(k) Plan.
(2)
The amounts reported in these columns reflect the aggregate grant date fair value of options and RSUs granted to each of the NEOs in the years shown, computed in accordance with GAAP, disregarding estimates of forfeitures related to service-based vesting conditions. The amounts reported for performance-based awards were calculated assuming that all applicable performance goals would be achieved. For additional information about these calculations, see the “Grants of Plan-Based Awards for Fiscal 2024” table included in this proxy statement. For additional information about the assumptions used in these calculations, see Note 2 and Note 13 to our audited consolidated financial statements included in the 2024 Form 10-K. At no time, did the Company exceed the aggregate limit on the number of shares available for grant under the LTIP, or any other limits under the LTIP.
(3)
The amounts in the Non‑Equity Incentive Plan Compensation column represent the cash bonuses described under the section of this proxy statement entitled “Annual Incentive Compensation.” These cash bonuses were paid to our NEOs in fiscal 2025 for performance in fiscal 2024.
(4)
The payments listed for fiscal 2024 in the “All Other Compensation” column above reflect the following amounts and, unless noted below, are based upon the actual cost expended by the Company:

For Mr. Angrick, the amount shown includes: $9,900 for 401(k) Plan matching contributions, $1,298 for short‑term and long-term disability insurance premium payments, $3,612 or group term life insurance premium payments, and $840.06 for cell phone reimbursement.

For Mr. Celaya, the amount shown includes: $9,900 for 401(k) Plan matching contributions, $1,298 for short‑term and long-term disability insurance premium payments, and $3,612 for group term life insurance premium payments.

For Mr. Daunt, the amount shown includes: $9,900 for 401(k) Plan matching contributions, $1,298 for short‑term and long-term disability insurance premium payments, and $3,612 for group term life insurance premium payments.

For Mr. Weiskircher, the amount shown includes: $9,900 for 401(k) Plan matching contributions, $1,298 or short-term and long-term disability insurance premium payments, $1,932 for group term life insurance premium payments, and $840.06 for cell phone reimbursement.

For Mr. Shaffer, the amount shown includes: $9,900 for 401(k) Plan matching contributions, $1,298 for short-term and long-term disability insurance premium payments, $1,932 for group term life insurance premium payments, $840.06 or cell phone reimbursement, and $119 for internet reimbursement. Reimbursement for internet expenses is required by applicable law in Mr. Shaffer’s state of residence.

EXECUTIVE COMPENSATION

Employment Agreements

In January 2023, the Company entered into amended and restated employment agreements (the “A&R Agreements”) with all of our executive officers, including each of our NEOs. Each of our NEOs had entered into employment agreements with the Company prior to January 2023; however, after reviewing the terms of those agreements and discussing the terms with the Compensation Consultant, the Compensation Committee determined that it was in the best interest of the Company to enter into updated agreements. The terms of the A&R Agreements are better aligned with market terms for similarly situated executives. The terms are also consistent among all of our executive officers to ensure that each NEO is entitled to the same benefits as his, her or their peers.

As was the case with the prior employment agreements, the A&R Agreements provide for, among other things, the term of employment, compensation and benefits payable during the term of such agreement and compensation payable when an executive’s employment is terminated under certain conditions. The Compensation Committee continues to believe it is important to provide our NEOs with some measure of financial security in the event that their employment with the Company is terminated without cause or in connection with certain unforeseen circumstances. The Compensation Committee views these arrangements as providing encouragement for NEOs to comply with post-termination restrictive covenants and to cooperate with the Company both before and after his, her or their employment is terminated. The Compensation Committee considers these arrangements to be reasonable and believes that it is beneficial to have agreements in place that specify the exact terms and benefits a NEO receives if the Company elects to terminate such NEO’s employment. Such agreements encourage NEOs to make sound decisions in the interest of the Company’s long-term performance, regardless of personal employment risk.

Key Provisions of A&R Agreements. As noted above, the A&R Agreement entered into with each NEO contains the same terms to ensure that each NEO is entitled to the same benefits as his, her or their peers. The key provisions of each A&R Agreement are summarized below:

•
Each A&R Agreement provides that the NEO’s employment will continue until terminated in accordance with the terms of the agreement.
•
Each NEO is entitled to an annual base salary equal to at least the amount approved by the Compensation Committee for fiscal 2023, which may be increased, but not decreased without the NEO’s consent.
•
Each NEO is eligible for an annual cash incentive opportunity based on a percentage of the NEO’s base salary set by the Compensation Committee; provided that the Compensation Committee approves a payout of the bonus and the NEO is employed on the last day of the fiscal year to which the bonus relates.
•
Each NEO is eligible to receive long-term incentive awards as approved by the Compensation Committee.
•
Each A&R Agreement also provides for certain payments in the event a NEO’s employment is terminated under the following circumstances:
o
If the NEO’s employment is terminated because of such NEO’s death, the NEO’s estate will receive such NEO’s base salary through the next full calendar month and all other unpaid amounts owed under the A&R Agreement.
o
If the NEO’s employment is terminated because of disability, the NEO is entitled to 25% of such NEO’s annual base salary and all other unpaid amounts owed under the A&R Agreement.
o
If the NEO’s employment is terminated by the Company with cause or by the NEO without good reason, the NEO is entitled to such NEO’s base salary through the date of termination and all other unpaid amounts owed under the A&R Agreement.
o
If the NEO’s employment is terminated by the Company other than for cause, disability or death, or is terminated by the NEO for good reason, the NEO will receive:

(1) such NEO’s base salary through the date of termination and all other unpaid amounts owed under the A&R Agreement;

EXECUTIVE COMPENSATION

(2) a severance package equal to 12 months of such NEO’s base salary plus an amount equal to such NEO’s target incentive bonus for the fiscal year in which such NEO is terminated (the “Severance Payment”); and

(3) a lump sum payment reflecting 12 months of the total premium required to maintain coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), less 12 months of the NEO’s monthly premium contribution in effect immediately prior to termination. This amount is only payable to the extent the NEO had such coverage prior to termination.

The NEO is only entitled to the Severance Payment if such NEO signs a general release of claims in favor of the Company. The terms “cause” and “good reason” have the same meaning across each of the A&R Agreements, except that in the case of Mr. Celaya, the term “good reason” also includes a change in his reporting line to someone other than the Company’s Chief Executive Officer, consistent with his prior employment agreement with the Company.

We also have confidentiality, non‑competition and intellectual property agreements with our NEOs. These agreements typically provide that the NEO may not disclose or transfer any of our confidential information to any person, business entity or other organization without authorization from us, and that the NEO may not, during his, her or their employment with us and for 12 months thereafter, hire or solicit any of our employees for employment with another person or entity or in any way interfere with the relationship we have with any of our employees, clients, or other business relationships. Further, these agreements also typically provide that the NEO may not, during his, her or their employment with us and for up to 12 months thereafter, compete with us. These agreements typically also provide that all ideas, designs, works and inventions made by the NEO in the course of such NEO’s employment with us are our exclusive property, and that the copyrights of all writings produced by the NEO during the course of such NEO’s work for us are the property of the Company.

Grants of Plan-Based Awards for Fiscal 2024

The following table provides additional information about plan-based awards granted to our NEOs in fiscal 2024. Our NEOs received five types of plan-based awards in fiscal 2024: annual cash bonuses under the AIP (the “2024 Cash Award”), time-based stock options under the LTIP (the “2024 Options”), time-based RSUs under the LTIP (the “2024 RSUs”), performance-based stock options under the LTIP (the “2024 Performance Options”) and performance-based RSUs under the LTIP (the “2024 Performance RSUs”).

Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non‑Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($/Share)	Grant Date Fair Value of Stock & Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Target (#)
William P. Angrick, III
2024 Cash Award	N/A	12/5/2023	135,900	690,000	1,035,000	-	-	-	-	-
2024 Options	12/22/2023	12/5/2023	-	-	-	-	-	50,170	$19.04	$447,516
2024 RSUs	12/5/2023	12/5/2023	-	-	-	-	61,635	-	-	$1,207,430
2024 Performance Options	12/22/2023	12/5/2023	-	-	-	50,170	-	-	$19.04	$447,516
2024 Performance RSUs	12/5/2023	12/5/2023	-	-	-	61,635	-	-	-	$1,207,430

EXECUTIVE COMPENSATION

Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non‑Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($/Share)	Grant Date Fair Value of Stock & Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Target (#)
Jorge A. Celaya
2024 Cash Award	N/A	12/5/2023	72,000	360,000	540,000	-	-	-	-	-
2024 Options	12/22/2023	12/5/2023	-	-	-	-	-	21,640	$17.31	$196,924
2024 RSUs	12/5/2023	12/5/2023	-	-	-	-	26,775	-	-	$524,522
2024 Performance Options	12/22/2023	12/5/2023	-	-	-	21,640	-	-	$17.31	$196,924
2024 Performance RSUs	12/5/2023	12/5/2023	-	-	-	26,775	-	-	-	$524,522
John P. Daunt
2024 Cash Award	N/A	12/5/2023	64,000	320,000	480,000	-	-	-	-	-
2024 Options	12/22/2023	12/5/2023	-	-	-	-	-	15,620	$17.31	$142,142
2024 RSUs	12/5/2023	12/5/2023	-	-	-	-	19,325	-	-	$378,577
2024 Performance Options	12/22/2023	12/5/2023	-	-	-	15,620	-	-	$17.31	$142,142
2024 Performance RSUs	12/5/2023	12/5/2023	-	-	-	19,325	-	-	-	$378,577
Steven J. Weiskircher
2024 Cash Award	N/A	12/5/2023	40,100	200,500	300,750	-	-	-	-	-
2024 Options	12/22/2023	12/5/2023	-	-	-	-	-	14,430	$17.31	$131,313
2024 RSUs	12/5/2023	12/5/2023	-	-	-	-	17,850	-	-	$349,682
2024 Performance Options	12/22/2023	12/5/2023	-	-	-	14,430	-	-	$17.31	$131,313
2024 Performance RSUs	12/5/2023	12/5/2023	-	-	-	17,850	-	-	-	$349,682
Mark A. Shaffer
2024 Cash Award	N/A	12/5/2023	38,700	193,500	290,250	-	-	-	-	-
2024 Options	12/22/2023	12/5/2023	-	-	-	-	-	11,825	$17.31	$107,608
2024 RSUs	12/5/2023	12/5/2023	-	-	-	-	14,630	-	-	$286,602
2024 Performance Options	12/22/2023	12/5/2023	-	-	-	11,825	-	-	$17.31	$107,608
2024 Performance RSUs	12/5/2023	12/5/2023	-	-	-	14,630	-	-	-	$286,602

(1)
Amounts shown represent the threshold, target and maximum awards that could have been earned by the NEO under the AIP as annual incentive compensation for fiscal 2024. Actual bonuses paid for fiscal 2024 are shown in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. For a discussion of the AIP, see “Executive Compensation—Annual Incentive Compensation”.
(2)
Amounts shown represent the number of performance-based RSUs or options that could be earned by the NEO if the performance goal described under “Executive Compensation—Long-Term Incentive Compensation” is achieved in full. The performance-based RSUs and options reported in this column were granted under the LTIP.
(3)
These time-based RSUs were granted under the LTIP and vest over a four-year period, with 25% vesting on each of January 1, 2025, January 1, 2026, January 1, 2027 and January 1, 2028.
(4)
The options were granted under the LTIP and vest over a four-year period, with 12/48th vesting on January 1, 2025 and 1/48th vesting each month thereafter for 36 months.
(5)
The options have an exercise price equal to the closing price of our common stock on the Nasdaq Stock Market on the grant date, except that the stock options granted to Mr. Angrick have an exercise price equal to 110% of the closing price of our common stock on the Nasdaq Stock Market on the grant date.

EXECUTIVE COMPENSATION

(6)
The amounts reported in this column for awards represent the full grant date fair value of the awards calculated in accordance with GAAP. The value of the time-based RSUs as of the grant date is calculated by multiplying the closing price of our common stock on the Nasdaq Stock Market on the grant date ($19.59) times the number of RSUs awarded. For performance-based RSUs, this value is calculated assuming the maximum performance levels are attained. The value of the time-based options as of the grant date is determined by the Black Scholes model. The value of the performance-based options as of the grant date is determined by an integrated Monte Carlo simulation model assuming the maximum performance levels are attained. For additional information about the assumptions used in these calculations, see Note 2 to the audited consolidated financial statements of the Company in the 2024 Form 10-K.

The following is a description of material factors necessary to understand the information regarding the awards reflected in the “Grants of Plan‑Based Awards for Fiscal 2024” table.

For information regarding the AIP, please see “Annual Incentive Compensation” above. Awards under this plan are paid in cash.

Stock option awards granted in fiscal 2024 were granted under the LTIP. The LTIP provides that the price of each option shall be at least the fair market value on the grant date of a share of our common stock; provided, however, that if the grantee holds more than 10% of the total combined voting power of all classes of outstanding stock of the Company, the price of an option granted to such person will be at least 110% of the fair market value on the grant date. Under the LTIP, the fair market value of a share of common stock is generally the closing price of our common stock on the Nasdaq Stock Market on the grant date.

The option awards reflected in the “Grants of Plan‑Based Awards for Fiscal 2024” table under “2024 Options” and “2024 Performance Options” are qualified and non‑qualified stock options to purchase shares of our common stock approved by the Compensation Committee and granted to the NEOs as a part of our 2024 annual grant of long‑term incentive compensation as described above under “Executive Compensation—Long‑Term Incentive Compensation”. The options may vest earlier than as set forth in the footnotes above upon a change of control of the Company if the options are not assumed or substituted by the surviving corporation. Unvested options will also vest if the executive is involuntarily terminated by the Company within one year following a change of control. The option term may not exceed 10 years and may be shortened in the event of death, disability or termination of service.

The stock awards reflected in the “Grants of Plan‑Based Awards for Fiscal 2024” table under “2024 RSUs” and “2024 Performance Stock Units” are time‑based and performance‑based RSU awards, respectively, which were approved by the Compensation Committee and granted to the NEOs as described above under “Executive Compensation—Long‑Term Incentive Compensation”. The RSUs may vest earlier upon a change of control of the Company if the awards are not assumed, continued or substituted by the surviving corporation.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2024 Fiscal Year End

The following table provides information on the holdings of stock options of each NEO as of September 30, 2024.

Outstanding Option Awards at 2024 Fiscal Year End
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date
William P. Angrick, III
	3/3/2017(2)	38,000	-	-	9.13	3/3/2027
	3/3/2017(3)	27,360	-	-	9.13	3/3/2027
	12/11/2017(4)	68,938	-	-	4.92	12/11/2027
	12/11/2017(3)	48,019	-	-	4.92	12/11/2027
	12/4/2018(5)	105,247	-	-	6.72	12/4/2028
	12/4/2018(3)	124,200	-	-	6.72	12/4/2028
	12/3/2019(6)	139,900	-	-	7.36	12/3/2029
	12/3/2019(3)	139,900	-	-	7.36	12/3/2029
	12/1/2020(7)	120,954	10,996	-	10.41	12/1/2030
	12/1/2020(3)	131,950	-	-	10.41	12/1/2030
	12/7/2021(8)	37,743	18,872	-	24.42	12/7/2031
	12/7/2021(3)	-	-	56,615	24.42	12/7/2031
	12/23/2022(9)	22,135	30,990	-	15.40	12/23/2032
	12/23/2022(3)	-	-	53,125	15.40	12/23/2032
	12/22/2023(10)	-	50,170	-	19.04	12/22/2033
	12/22/2023(3)	-	-	50,170	19.04	12/22/2033
Jorge A. Celaya
	12/3/2019(6)	13,770	-	-	6.69	12/3/2029
	12/1/2020(7)	50,463	4,587	-	9.46	12/1/2030
	12/1/2020(3)	55,050	-	-	9.46	12/1/2030
	12/7/2021(8)	5,160	2,580	-	22.20	12/7/2031
	12/7/2021(3)	-	-	7,740	22.20	12/7/2031
	12/23/2022(9)	6,933	9,707	-	14.00	12/23/2032
	12/23/2022(3)	-	-	16,640	14.00	12/23/2032
	12/22/2023(10)	-	21,640	-	17.31	12/22/2033
	12/22/2023(3)	-	-	21,640	17.31	12/22/2033

EXECUTIVE COMPENSATION

Outstanding Option Awards at 2024 Fiscal Year End
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date
John P. Daunt
	12/4/2018(3)	10,066	-	-	6.11	12/4/2028
	12/1/2020(7)	1,275	5,100	-	9.46	12/1/2030
	12/7/2021(8)	5,160	2,580	-	22.20	12/7/2031
	12/7/2021(3)	-	-	7,740	22.20	12/7/2031
	12/23/2022(9)	346	9,707	-	14.00	12/23/2032
	12/23/2022(3)	-	-	16,640	14.00	12/23/2032
	12/22/2023(10)	-	15,620	-	17.31	12/22/2033
	12/22/2023(3)	-	-	15,620	17.31	12/22/2033

EXECUTIVE COMPENSATION

Steven J. Weiskircher
12/1/2020(7)	1,005	4,021	-	9.46	12/1/2030
12/7/2021(8)	8,253	4,127	-	22.20	12/7/2031
12/7/2021(3)	-	-	12,380	22.20	12/7/2031
12/23/2022(9)	234	6,551	-	14.00	12/23/2032
12/23/2022(3)	-	-	11,230	14.00	12/23/2032
12/22/2023(10)	-	14,430	-	17.31	12/22/2033
12/22/2023(3)	-	-	14,430	17.31	12/22/2033
Mark A. Shaffer
12/1/2020(7)	910	3,533	-	9.46	12/1/2030
12/7/2021(8)	5,160	2,580	-	22.20	12/7/2031
12/7/2021(3)	-	-	7,740	22.20	12/7/2031
12/23/2022(9)	4,335	6,070	-	14.00	12/23/2032
12/23/2022(3)	-	-	10,405	14.00	12/23/2032
12/22/2023(10)	-	11,825	-	17.31	12/22/2033
12/22/2023(3)	-	-	11,825	17.31	12/22/2033

(1)
The closing price of our common stock on the Nasdaq Stock Market on the grant date is the exercise price for stock options, except stock options granted to Mr. Angrick. The exercise price for Mr. Angrick’s outstanding stock options is 110% of the closing price of our common stock on the Nasdaq Stock Market on the grant date.
(2)
These are time-based options that became fully vested on October 1, 2020.
(3)
These options vest based on the achievement of certain financial milestones.
(4)
These are time-based options that became fully vested on October 1, 2021.
(5)
These are time-based options that became fully vested on January 1, 2023.
(6)
These are time-based options that became fully vested on January 1, 2024.
(7)
These are time-based options that vest as follows: 25% vested on January 1, 2022 and thereafter, 2.08% vest each month for 36 months. These options will become fully vested on January 1, 2025.
(8)
These are time-based options that vest as follows: 25% vested on January 1, 2023 and thereafter, 2.08% vest each month for 36 months. These options will become fully vested on January 1, 2026.
(9)
These are time-based options that vest as follows: 25% vested on January 1, 2024 and thereafter, 2.08% vest each month for 36 months. These options will become fully vested on January 1, 2027.
(10)
These are time-based options that vest as follows: 25% will vest on January 1, 2025 and thereafter, 2.08% vest each month for 36 months. These options will become fully vested on January 1, 2028.

EXECUTIVE COMPENSATION

The following table provides information on the holdings of stock awards of each NEO as of September 30, 2024.

Outstanding Stock Awards at 2024 Fiscal Year End
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
William P. Angrick, III
	12/1/2020	5,925	135,090	-	-
	12/7/2021	31,400	715,920	-	-
	12/7/2021	-	-	62,800	1,431,840
	12/23/2022	51,240	1,168,272	-	-
	12/23/2022	-	-	68,320	1,557,696
	12/5/2023	61,635	1,405,278	-	-
	12/5/2023	-	-	61,635	1,405,278
Jorge A. Celaya
	12/1/2020	2,487	56,704	-	-
	12/7/2021	4,360	99,408	-	-
	12/7/2021	-	-	8,720	198,816
	12/23/2022	15,532	354,130	-	-
	12/23/2022	-	-	20,710	472,188
	12/5/2023	26,775	610,470	-	-
	12/5/2023	-	-	26,775	610,470
John P. Daunt
	12/1/2020	2,762	62,974	-	-
	12/7/2021	4,360	99,408	-	-
	12/7/2021	-	-	8,720	198,816
	12/23/2022	15,532	354,130	-	-
	12/23/2022	-	-	20,710	472,188
	12/5/2023	19,325	440,610	-	-
	12/5/2023	-	-	19,325	440,610
Steven J. Weiskircher
	12/1/2020	2,175	49,590	-	-
	12/7/2021	6,980	159,144	-	-
	12/7/2021	-	-	13,960	318,288
	12/23/2022	10,485	239,058	-	-
	12/23/2022	-	-	13,980	318,744
	12/5/2023	17,850	406,980	-	-

EXECUTIVE COMPENSATION

Outstanding Stock Awards at 2024 Fiscal Year End
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
	12/5/2023	-	-	17,850	406,980
Mark A. Shaffer
	12/1/2020	1,912	43,594	-	-
	12/7/2021	4,360	99,408	-	-
	12/7/2021	-	-	8,720	198,816
	12/23/2022	9,712	221,434	-	-
	12/23/2022	-	-	12,950	295,260
	12/5/2023	14,630	333,564	-	-
	12/5/2023	-	-	14,630	333,564

(1)
These amounts refer to time‑based RSU awards granted under the LTIP, which vest over a four‑year period in 25% installments.
(2)
These amounts refer to performance‑based RSU awards granted under the LTIP, which vest, if at all, based on the Company’s achievement of certain financial performance goals.

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested During Fiscal 2024

The following table shows the stock options that were exercised, and the restrictions on RSUs that lapsed, during fiscal 2024 for each of our NEOs. The values shown below are before payment of any applicable withholding tax and/or broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
William P. Angrick, III	18,953	$247,147	52,380	$901,460
Jorge A. Celaya	13,667	$290,966	15,508	$266,893
John P. Daunt	69,674	$1,471,675	14,196	$242,747
Steven J. Weiskircher	13,688	$243,326	12,585	$216,588
Mark A. Shaffer	29,206	$499,267	10,393	$178,864

(1)
The value realized on exercise is calculated as the difference between (A) either (i) the actual sales price of the shares underlying the options exercised if the shares were immediately sold upon exercise or (ii) the closing price of the shares underlying options exercised if the shares were not immediately sold after exercise and (B) the applicable exercise price of the options.
(2)
The value realized on vesting is calculated by multiplying (A) the closing price of a common share on the vesting date and (B) the number of shares acquired on vesting before withholding taxes.

Potential Payments upon Termination of Employment and Change of Control

Payments upon Termination of Employment. We have entered into the A&R Agreements with each of our NEOs that provide compensation upon certain triggering events that result in termination of employment. The A&R Agreements are described under “Employment Agreements” above and summarized in the table below.

	Termination (other than for cause or by employee without good reason)(1)	Death	Disability
Severance	Lump-Sum Cash Payment(2)	Base salary through the next full calendar month	25% of annual base salary
Time-Based Options and RSUs	Unvested amounts do not accelerate.
Performance-Based Options and RSUs	Unvested amounts do not accelerate.

(1)
For information with respect to terminations following a change in control, see “Change of Control Arrangements” below.
(2)
If a NEO is terminated by the Company without cause or by the employee with good reason, the NEO is entitled to the sum of: (a) 12 months of base salary; and (b) such NEO’s target bonus for the fiscal year of termination. Additionally, the NEO is entitled to payment of 12 months of medical, vision and dental coverage under COBRA (to the extent such NEO had such coverage while employed). For additional information, please see “Employment Agreements” above.

EXECUTIVE COMPENSATION

Change in Control Arrangements

Effective January 17, 2023, each of our NEOs entered into a Change in Control Agreement with the Company (each, a “CIC Agreement”), which entitles them to receive certain benefits upon a change in control. A “change in control” generally means (1) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (2) the sale of substantially all of the assets of the Company or (3) any transaction which results in any person or entity (other than persons who are stockholders or affiliates of the Company immediately prior to the transaction) owning 50% or more of the combined voting power of all of the classes of stock of the Company.

In the event a change in control takes place, each NEO shall be entitled to a base salary and an annual cash incentive opportunity equivalent to that in place prior to the change in control and shall be eligible to participate in any employee benefit programs offered to similarly-situated employees. Additionally, each NEO is entitled to the following payments if such NEO’s employment is terminated by the Company without cause or by the NEO for good reason within one year of the change in control:

(1)
A lump sum payment equal to 1.5x (2x for the CEO) the sum of (a) the NEO’s base salary and (b) the NEO’s target bonus for the fiscal year in which the change in control took place; and
(2)
A lump sum payment equal to the NEO’s target bonus for the fiscal year in which the change in control took place, prorated based on the number of months worked; and
(3)
A lump sum payment reflecting 12 months of the total premium required to maintain coverage under COBRA, less 12 months of the NEO’s monthly premium contribution in effect immediately prior to termination. This amount is only payable to the extent the NEO had such coverage prior to termination.

To receive the above-described payments, the NEO is required to deliver a general release of all claims in favor of the Company. Additionally, in the event a NEO has two agreements with the Company providing for benefits upon a change in control, such NEO is entitled to receive the better of the two benefits provided, but not both. For purposes of these CIC Agreements, the terms “cause” and “good reason” have the same meaning as is provided for these terms in the LTIP.

Stock Options and Restricted Stock. Our NEOs hold unvested options and RSUs under the LTIP. The LTIP contains provisions regarding the treatment of any unvested options and RSUs in connection with a change in control of the Company. In the event of a “corporate transaction”, provision will be made in writing for the assumption or continuation of options and RSUs theretofore granted (and any other outstanding equity awards that may have been granted under the LTIP), or for the substitution for such options and RSUs (and any other outstanding equity awards that may have been granted under the LTIP) for new options and RSUs relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option exercise prices, in which event the LTIP, options and RSUs theretofore granted will continue in the manner and under the terms so provided; if the successor entity refuses to assume or substitute the awards, (i) all outstanding RSUs will be deemed to have vested and the shares of stock subject thereto will be delivered immediately prior to the occurrence of such corporate transaction, and (ii) either of the following two actions will be taken:

(A)
fifteen days prior to the scheduled consummation of the corporate transaction, all outstanding options will become immediately exercisable and will remain exercisable for a period of fifteen days, or
(B)
the Board may elect, in its sole discretion, to cancel any outstanding awards of options and/or restricted stock and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of restricted stock, equal to the formula or fixed price per share paid to holders of shares of our common stock in the transaction and, in the case of options, equal to the product of the number of shares of our common stock subject to the option (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of our common stock pursuant to such transaction exceeds (II) the option exercise price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an option during such fifteen‑day period will be conditioned upon the consummation of the event and will be effective only immediately before the

EXECUTIVE COMPENSATION

consummation of the event, and (ii) upon consummation of any corporate transaction the LTIP, and all outstanding but unexercised options, will terminate.

Qualifying Termination Following a Change in Control. In the event that outstanding awards are assumed or substituted by a successor entity and a NEO experiences a termination without cause or for good reason within one year following the occurrence of the corporate transaction, all outstanding RSUs will be deemed to have vested and the shares of our common stock subject thereto will be delivered upon such termination and all outstanding options will become immediately exercisable and remain exercisable for a period of one year following such termination, or until the expiration date of such option, if earlier. For this purpose, “good reason” generally means a voluntary resignation of the NEO following a material adverse change in the NEO’s position, duties or responsibilities, a reduction in base salary, receipt of a notice that the NEO’s principal workplace will be relocated more than 50 miles or a material breach by the Company of the NEO’s employment agreement.

Under the LTIP, a “corporate transaction” has the same meaning as a “change in control” under the CIC Agreements, as described above. If the options are assumed or continued by the surviving company, or the surviving company substitutes the options with a substantially equivalent option, then no such acceleration of vesting or cancellation of options shall occur.

The post-termination payments table below quantifies the compensation that would have become payable under plans and arrangements in effect on September 30, 2024 if each NEO’s employment had terminated on such date. All values were calculated as of September 30, 2024 based on the closing price of our common stock on the Nasdaq Stock Market on the last trading day of fiscal 2024 ($22.80). These amounts are estimates only, as the actual obligation can only be determined at the time of a NEO’s separation from the Company. The amounts described below are in addition to benefits that are generally available to our employees such as distributions under the 401(k) Plan, life insurance, disability benefits and accrued vacation.

Name	Type of Termination
	Death(1)	Disability(2)	By Company with Cause or By the Executive without Good Reason	By Company without Cause or By the Executive with Good Reason(3)	By Company without Cause or By the Executive with Good Reason following a Corporate Transaction(4)	Retirement
William P. Angrick, III
Salary	$76,667	$115,000	—	$460,000	$2,300,000	—
Bonus	—	—	—	$690,000	$690,000	—
Health Benefits	—	—	—	$17,327	$17,327	—
Option Awards	—	—	—	—	—	—
Stock Awards(5)	—	—	—	—	$7,819,374	—
TOTAL	$76,667	$115,000	—	$1,167,327	$10,826,701	—
Jorge A. Celaya
Salary	$75,000	$112,500	—	$450,000	$1,215,000	—
Bonus	—	—	—	$360,000	$360,000	—
Health Benefits	—	—	—	$11,878	$11,878	—
Option Awards	—	—	—	—	—	—
Stock Awards(5)	—	—	—	—	$2,402,185	—
TOTAL	$75,000	$112,500	—	$821,878	$3,989,063	—

EXECUTIVE COMPENSATION

Name	Type of Termination
	Death(1)	Disability(2)	By Company with Cause or By the Executive without Good Reason	By Company without Cause or By the Executive with Good Reason(3)	By Company without Cause or By the Executive with Good Reason following a Corporate Transaction(4)	Retirement
John P. Daunt
Salary	$66,667	$100,000	—	$400,000	$1,080,000	—
Bonus	—	—	—	$320,000	$320,000	—
Health Benefits	—	—	—	$16,002	$16,002	—
Option Awards	—	—	—	—	—	—
Stock Awards(5)	—	—	—	—	$2,068,735	—
TOTAL	$66,667	$100,000	—	$736,002	$3,484,737	—
Steven J. Weiskircher
Salary	$66,833	$100,250	—	$401,000	$902,250	—
Bonus	—	—	—	$200,500	$200,500	—
Health Benefits	—	—	—	$1,134	$1,134	—
Option Awards	—	—	—	—	—	—
Stock Awards(5)	—	—	—	—	$1,898,784	—
TOTAL	$66,833	$100,250	—	$602,634	$3,002,668	—
Mark A. Shaffer
Salary	$64,500	$96,750	—	$387,000	$870,750	—
Bonus	—	—	—	$193,500	$193,500	—
Health Benefits	—	—	—	$17,327	$17,327	—
Option Awards	—	—	—	—	—	—
Stock Awards(5)	—	—	—	—	$1,525,639	—
TOTAL	$64,500	$96,750	—	$597,827	$2,607,216	—

(1)
If a NEO’s employment is terminated because of such NEO’s death, the NEO’s estate will receive such NEO’s base salary through the next full calendar month. The amount shown in this column is the maximum payment that will be paid and represents two months’ base salary.
(2)
If a NEO’s employment is terminated because of disability, the NEO is entitled to 25% of such NEO’s annual base salary. The amount shown in this column equals 25% of the applicable NEO’s base salary for fiscal 2024.
(3)
If a NEO’s employment is terminated by the Company other than for cause, disability or death, or is terminated by the NEO for good reason, such NEO will receive a severance package equal to (1) 12 months of such NEO’s base salary plus an amount equal to such NEO’s target incentive bonus for the fiscal year in which such NEO is terminated; and (2) a lump sum payment reflecting 12 months of the total premium required to maintain coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), less 12 months of the NEO’s monthly premium contribution in effect immediately prior to termination (the “COBRA Amount”). The amounts shown in this column shows each NEO’s salary and target bonus for fiscal 2024 and the COBRA Amount for each NEO.
(4)
Each NEO is entitled to the following payments if such NEO’s employment is terminated by the Company without cause or by the NEO for good reason within one year of a change in control: (1) a lump sum payment equal to 1.5x (2x for the CEO) the sum of (a) the NEO’s base salary and (b) the NEO’s target bonus for the fiscal year in which the change in control took place (“Severance Payment”); and (2) a lump sum payment equal to the NEO’s target bonus for the fiscal year in which the change in control took place, prorated based on the number of months worked (“Prorated Bonus”); and (3) the COBRA Amount. For each NEO, the number reflected in the Salary row of this column is the Severance Payment, the number reflected in the Bonus row of this column is the Prorated Bonus assuming 12 months of service; and the number reflected in the Health Benefits row of this column is the COBRA Amount.

EXECUTIVE COMPENSATION

(5)
The amounts reflected in this table for “Stock Awards” are based on the number of unvested RSUs held by the NEO as of the last day of fiscal 2024, multiplied by the closing price of our common stock on the Nasdaq Stock Market on the last day of fiscal 2024 ($22.80). This calculation assumes that, pursuant to the LTIP, such unvested RSUs were deemed vested as a result of a corporate transaction.

Pay Ratio Disclosure

As required by the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of William P. Angrick, III, our CEO. For fiscal 2024, our last completed fiscal year, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees (other than our CEO) was approximately 31 to 1.

To determine the pay ratio, we compared the annual total compensation of our CEO to the annual total compensation of our median employee as of September 30, 2024, the last date of our most recently completed fiscal year. We determined the median employee by taking the following steps:

First, we analyzed our employee population. As of September 30, 2024, our employee population consisted of 781 individuals located in 10 countries. The vast majority (99.4%) of our employee population was located in our 5 main countries (i.e., Canada, China (including Hong Kong), Germany, the United Kingdom and the United States).

Second, we determined which employees to exclude from our identification of our median employee as permitted by SEC rules. We determined to exclude all employees located outside of our five main countries due to the small number of employees in each excluded country. A total of 5 employees, constituting less than 1% of our employee population as of September 30, 2024, were excluded due to geographic location. These employees were located in the following countries: Austria (1 individual), France (1 individual), India (1 individual), Malaysia (1 individual), and the Philippines (1 individual).

Third, we compared the base salary of our employees (other than the CEO and those employees excluded due to geographic location as described above) as reflected in our payroll records for fiscal 2024, which was our measurement period. We selected base salary as our compensation measure because it is readily available in our existing payroll systems, is consistently calculated for each employee, and is a reasonable proxy for total compensation for purposes of determining the median employee.

Once we identified our median employee, we calculated such employee’s annual total compensation for fiscal 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The median employee’s annual total compensation for fiscal 2024 was $140,224, which includes salary, incentive payments, and a 401k contribution. With respect to the CEO, we used the amount reported as total compensation in the Summary Compensation Table included in this proxy statement $4,296,142. Any estimates and assumptions used to calculate the CEO’s total annual compensation are described in footnotes to the Summary Compensation Table. We then used the annual total compensation of the median employee and of our CEO to calculate the pay ratio (approximately 31 to 1).

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EXECUTIVE COMPENSATION

Pay for Performance

The following disclosures are being provided in accordance with final rules adopted by the SEC on August 2, 2022, pursuant to the Dodd-Frank Act. Certain measures disclosed in the table below, including “Compensation Actually Paid,” are calculated in accordance with those rules; however, the Compensation Committee did not necessarily consider these measures (except with respect to Consolidated Adjusted EBITDA), these calculations, or the below pay for performance analysis, in setting compensation for the named executive officers or for linking executive compensation with Company performance for fiscal 2024 or any prior periods disclosed below. For a description of the Compensation Committee’s processes, policies and considerations when setting compensation and evaluating executive performance, please see the “Compensation Discussion and Analysis” beginning on page 42 of this proxy statement.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands)	Consolidated Adjusted EBITDA (in thousands)
					Company Total Shareholder Return	Peer Group Total Shareholder Return(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$4,296,142	$7,121,791	$1,678,944	$2,578,215	$306	$33	$19,991	$48,500
2023	$3,772,017	$4,057,079	$1,290,266	$1,353,590	$236	$92	$20,978	$45,855
2022	$4,340,496	$2,161,273	$1,039,170	$492,498	$218	$74	$40,324	$42,747
2021	$2,781,410	$12,914,959	$1,324,948	$4,855,371	$290	$113	$50,949	$42,888
(1)
The Company’s Principal Executive Officer (the “PEO”) for the years presented in this table was Mr. Angrick.
(2)
The non-PEO NEOs for each of the years presented in this table were Mr. Celaya, Mr. Daunt, Mr. Weiskircher and Mr. Shaffer.
(3)
SEC rules require certain adjustments be made to the Summary Compensation Table (“SCT”) totals to determine “compensation actually paid” as reported in this table. Compensation actually paid (“CAP”) does not necessarily represent cash and/or equity value transferred to our PEO or any of our non-PEO NEOs, but rather is a value calculated under applicable SEC rules. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to calculate CAP:

	2024		2023		2022		2021
	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)
Total Compensation from SCT	$4,296,142	$1,678,944	$3,772,017	$1,290,266	$4,340,496	$1,039,170	$2,781,410	$1,324,948
Adjustments for stock and option awards:
Subtract SCT amounts of stock and option awards	$(3,309,892)	$(1,058,685)	$(2,866,971)	$(722,859)	$(3,707,628)	$(592,564)	$(1,410,588)	$(639,566)
Add fair value at year-end of awards granted during the covered fiscal year that were outstanding and unvested at year-end	$4,563,099	$1,456,499	$3,456,661	$835,250	$2,421,355	$379,951	$4,794,495	$2,024,832
+/- The difference between fair value of awards from the end of the prior fiscal year to the end of the covered fiscal year for awards granted in any prior fiscal year that are outstanding and unvested at the end of the covered fiscal year	$1,484,942	$463,870	$(63,535)	$1,673	$(860,264)	$(333,416)	$2,318,076	$776,968

EXECUTIVE COMPENSATION

+/- The change in fair value from the end of the prior fiscal year to the vesting date for awards granted in any prior fiscal year which vested during the covered fiscal year	$87,500	$37,586	$(241,093)	$(50,741)	$(32,686)	$(643)	$4,431,565	$1,368,189
Subtract fair value at the end of prior fiscal year for awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year	-	-	-	-	-	-	-	-
Compensation Actually Paid (as calculated)	$7,121,791	$2,578,215	$4,057,079	$1,353,590	$2,161,273	$492,498	$12,914,959	$4,855,371
(4)
The peer group used for purposes of this table is the same peer group utilized for purposes of Item 5 of the 2024 Form 10-K.

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our other Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.

EXECUTIVE COMPENSATION

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and our Company-Selected Measure (Consolidated Adjusted EBITDA) during the four most recently completed fiscal years.

EXECUTIVE COMPENSATION

The following chart compares our cumulative TSR over the four most recently completed fiscal years to that of our peer group.

Comparison of Company Cumulative TSR and Peer Group TSR
$350
$300
$250
$200
$150
$100
$50
$0
$290
$218
$236
$306
$113
$74
$92
$33
FYE 2020
FYE 2021
FYE 2022
FYE 2023
FYE 2024
Company TSR
Peer Group TSR

The following table presents the financial performance measures that the Company considers to have been the most important in linking CAP to our PEO and non-PEO NEOs to Company performance. The measures in this table are not ranked.

Consolidated Adjusted EBITDA Consolidated Direct Profit Stock Price

Compensation Committee

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained within this proxy statement with management and based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the 2024 Form 10‑K.

Compensation Committee Beatriz V. Infante, Chair Katharin S. Dyer Edward J. Kolodzieski

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal 2024 were Phillip A. Clough, Ms. Dyer, Ms. Infante and Mr. Kolodzieski. Mr. Clough retired from the Board and the Compensation Committee effective February 2, 2024. Neither Mr. Clough nor any member of the Compensation Committee as of the date of this Proxy Statement has been an officer or employee of the Company or any of our subsidiaries at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or our Compensation Committee.

EQUITY Compensation Plan Information

Shares of our common stock are authorized for issuance to directors, employees and consultants under the LTIP. We have also issued shares under our 2005 Stock Option and Incentive Plan in the past. We will not make any further awards under the 2005 Stock Option and Incentive Plan. Both of these plans were approved by our stockholders. In connection with our acquisition of Machinio Corp. (“Machinio”) in 2018 (the “Machinio Acquisition”), we assumed the 2014 Machinio Corp. Stock Incentive Plan (the “Machinio Plan”). After we assumed the Machinio Plan, we issued awards of Company stock under it to Machinio employees that became our employees following the Machinio Acquisition. The Machinio Plan was approved by Machinio’s stockholders prior to the Machinio Acquisition, but it was not approved by our stockholders consistent with applicable Nasdaq rules. Additional information regarding the Machinio Plan is provided below. The following table provides information as of September 30, 2024 regarding outstanding options and shares reserved for issuance under the LTIP and the Machinio Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted‑Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,873,295(1)	$12.25(2)	2,410,227(3)

Equity compensation plans not approved by security holders(4)	90,750(4)	$0.99(2)	-
Total	3,964,045	$12.25	2,410,227

(1)
Includes 1,685,627 unvested shares of restricted stock outstanding as of September 30, 2024 that were issued pursuant to awards granted under the LTIP.
(2)
Only outstanding option awards were used in computing the average exercise price of outstanding options.
(3)
Shares available for future awards under the LTIP may be granted as stock options, restricted stock or RSUs.
(4)
Includes 90,000 unvested shares of restricted stock outstanding as of September 30, 2024 that were issued pursuant to awards granted under the Machinio Plan.

2014 Machinio Corp. Stock Incentive Plan

As noted above, we assumed the Machinio Plan in connection with the Machinio Acquisition on July 10, 2018. The Machinio Plan permits the grant of stock option, restricted stock and unrestricted stock awards to Machinio’s officers, employees, directors and consultants. A person is not eligible to receive an award under the Machinio Plan if such person was employed, immediately before the Machinio Acquisition, by the Company or any of its subsidiaries.

As of July 10, 2018, all outstanding, vested, in-the-money options under the Machinio Plan were converted into the right to receive cash, net of exercise price. In-the-money unvested stock options were converted into non-qualified options to purchase the Company’s common stock. Out-of-the-money options were cancelled. We also assumed the Machinio Plan and the remaining shares reserved for issuance under the Machinio Plan were converted into shares of the Company’s common stock. These shares were issued under the Machinio Plan to employees of Machinio immediately following the Machinio Acquisition as restricted stock awards. The Machinio Plan expired in accordance with its terms on April 17, 2024. Grants made prior to that date remain outstanding and are governed by the terms of the Machinio Plan applicable award agreements. A copy of the Machinio Plan is included as Exhibit 10.1 to the Company’s Form S-8 Registration Statement filed with the SEC on July 10, 2018.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and
Other Business of Stockholders

Under Exchange Act Rule 14a‑8, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2026 Annual Meeting of Stockholders, the proposal must comply with Rule 14a‑8 and must be received by us at our principal executive offices at 6931 Arlington Road, Suite 460, Bethesda, MD 20814, to the attention of the Corporate Secretary, no later than September 19, 2025.

In addition, our bylaws contain certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders, other than non‑binding proposals presented under Exchange Act Rule 14a‑8. These procedures provide that for nominations or other business to be properly brought before an annual meeting by a stockholder:

•
the stockholder must have given timely notice thereof in writing to our Corporate Secretary;
•
such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware;
•
if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided us with a Solicitation Notice, as that term is defined below, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of our voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and
•
if no Solicitation Notice has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.

To be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 or more than 120 days prior to the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders. Therefore, in order to be considered timely with respect to the 2026 Annual Meeting of Stockholders, it must be received no earlier than October 30, 2025 and no later than November 29, 2025.

If, however, the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder must be delivered no earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of:

•
the 90th day prior to such Annual Meeting, or
•
the 10th day following the day on which public announcement of the date of such meeting is first made.

In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above.

In addition, notwithstanding the above timelines, in the event that the number of directors to be elected to the Board is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

the increased Board at least 100 days prior to the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first made such public announcement.

Such notice shall set forth the following information:

•
as to each person who the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to being named in the proxy statement as nominee and to serve as director if elected;
•
as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;
•
as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
•
the name and address of such stockholder, as they appear on our books, and of such beneficial owner;
•
the class and number of shares of our stock that are owned beneficially and of record by such stockholder and such beneficial owner; and
•
a representation that either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees (an affirmative statement of such intent is referred to as a “Solicitation Notice”).

If any proposed nomination or business is not in compliance with the foregoing procedures, the chairman of the meeting has the power to declare that any defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Stockholders must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. These procedures do not affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a‑8 under the Exchange Act.

Universal Proxy Card Requirements

In addition to complying with the Company’s bylaws as described above (including the obligation to provide timely notice and certain required information and disclosures), stockholders who intend to solicit proxies in support of a director candidate other than the Company’s nominees for consideration by the stockholders at the Company’s 2026 Annual Meeting of Stockholders must also comply with the SEC’s “universal proxy card” rules under Rule 14a-19 of the Exchange Act (“Rule 14a-19”).

Rule 14a-19 requires proponents to provide a notice to the Corporate Secretary of the Company, no later than December 29, 2025, setting forth all of the information and disclosures required by Rule 14a-19. If the 2026 Annual Meeting of Stockholders is set for a date that is not within 30 calendar days of the anniversary of the date of the 2025 Annual Meeting of Stockholders, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting of Stockholders or by the close of business on the tenth calendar day following the day on which a public announcement of the date of the 2026 Annual Meeting of Stockholders is first made.

Annual Report

Our Annual Report for the fiscal year ended September 30, 2024 is included with these proxy materials. A copy of our Annual Report, including the financial statements and the financial statement schedules included therein, is also available without charge online at https://investors.liquidityservices.com/financial-information/annual-reports, or upon written request to us at Liquidity Services, Inc., 6931 Arlington Road, Suite 460, Bethesda, MD 20814, Attn: Corporate Secretary. The Company’s copying costs will be charged if copies of exhibits to the Annual Report are requested.